United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Tredegar Corporation
(Name of Registrant as Specified In Its Charter)

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1100 Boulders Parkway   │     Richmond, Virginia 23225

Annual Meeting of Shareholders

April 17, 2013

To Our Shareholders:

We invite you to attend the Annual Meeting of Shareholders to be held in the Ballroom of the Westwood Club, 6200 West Club Lane, Richmond, Virginia, on Wednesday, May 22, 2013, at 9:00 a.m., Eastern Daylight Time.  A formal notice of the meeting, a proxy statement and a proxy card are enclosed.  You are being asked to consider and act upon each of the following items:

1.	To elect the two directors identified in the enclosed proxy statement to serve until the 2015 annual meeting of shareholders and until their successors are elected and qualified;

2.	To elect the three directors identified in the enclosed proxy statement to serve until the 2016 annual meeting of shareholders and until their successors are elected and qualified;

3.	To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to implement a majority voting standard for uncontested director elections;

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2013; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

There are four ways for you to exercise your vote.  You may vote by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided.  If your shares of Tredegar common stock are registered directly in your name with Computershare Investor Services, our transfer agent, you also have the option of voting your shares by telephone or via the Internet.  Finally, you may vote in person at the meeting, even if you return the proxy.

On behalf of our Board of Directors, management and employees of Tredegar Corporation, I thank you for your continued support and confidence in our company.

Sincerely yours,

R. Gregory Williams
Chairman of the Board

TREDEGAR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Wednesday, May 22, 2013, at 9:00 a.m., Eastern Daylight Time

PLACE:	Westwood Club 6200 West Club Lane Richmond, Virginia 23226

ITEMS OF BUSINESS:
1.       To elect the two directors identified in the proxy statement to serve as Class II directors until the 2015 annual meeting of shareholders and until their successors are elected and qualified;

2.       To elect the three directors identified in the proxy statement to serve as Class III directors until the 2016 annual meeting of shareholders and until their successors are elected and qualified;

3.       To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to implement a majority voting standard for uncontested director elections;

4.       To ratify the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5.       To transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on April 3, 2013.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about April 17, 2013.

By Order of the Board of Directors

A. Brent King
Vice President, General Counsel and Secretary

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS
TREDEGAR CORPORATION

To be held on May 22, 2013

Approximate date of mailing ‒ April 17, 2013

VOTING INFORMATION

The Board of Directors (or Board) of Tredegar Corporation, a Virginia corporation (or Tredegar, we, our or us), is soliciting your proxy for the annual meeting of shareholders to be held on Wednesday, May 22, 2013 ( or the annual meeting).  This proxy statement and the enclosed proxy card contain information about the items you will be voting on at the annual meeting.

Who may vote?

You may vote if you owned shares of Tredegar common stock on April 3, 2013, the date our Board established for determining shareholders entitled to vote at the annual meeting.  On that date, there were 32,240,987 outstanding shares of Tredegar common stock.  You are entitled to one vote for each share of Tredegar common stock you own.

What are the proposals shareholders will be voting on at the annual meeting?

You will be voting on the following:

•	the election of the two directors identified in this proxy statement to serve as Class II directors until the 2015 annual meeting of shareholders and until their successors are elected and qualified;

•
the election of the three directors identified in this proxy statement to serve as Class III directors until the 2016 annual meeting of shareholders and until their successors are elected and qualified;

•	the approval of the amendment to our Amended and Restated Articles of Incorporation, as amended (or Articles), to implement a majority voting standard for uncontested director elections;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (or PwC) as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	the transaction of any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

How do I vote my shares?

You may vote your shares as follows:

•
You may vote in person at the annual meeting.  Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy by one of the methods described below.  If your shares of Tredegar common stock are registered directly in your name with Computershare Investor Services (or Computershare), our transfer agent, and you desire to vote in person at the annual meeting, you will be able to request a ballot at the annual meeting.  If your shares of Tredegar common stock are held in street name with a brokerage firm and you desire to vote in person at the annual meeting, you will need to obtain a legal proxy from the brokerage firm.  You should contact your brokerage firm for further information.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote by mail by completing, signing, dating and returning the enclosed proxy card in the self-addressed, stamped envelope provided.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote by telephone (touch-tone phones only) by calling toll-free 1-800-652-VOTE (8683) and following the instructions.  Please have your control number located on the enclosed proxy card available when you call.

•
If your shares of Tredegar common stock are registered directly in your name with Computershare, you may vote via the Internet by accessing the web page www.investorvote.com/TG and following the on-screen instructions.  Please have your control number located on the enclosed proxy card available when you access the web page.

If your shares of Tredegar common stock are held in street name with a brokerage firm, you may vote by completing, signing and returning the voting instruction form provided by your broker.  You may also be able to vote by telephone or via the Internet if your broker makes these methods available.  Please see the voting instruction form provided by your broker.

What constitutes a quorum for the annual meeting?

A quorum is a majority of the outstanding shares of Tredegar common stock, present in person or represented by proxy at the annual meeting.  Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter at the annual meeting are included in determining the number of shares present.  Shares held of record by a broker or its nominee that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present.  A quorum is necessary to conduct business at the annual meeting.

What are my voting choices when voting on the director nominees?

In the vote on the election of our director nominees, you may:

•	vote for all nominees;

•	withhold votes as to all nominees; or

•	withhold a vote as to one or more specific nominees.

A nominee is elected to our Board if a plurality of votes cast in the election of directors is cast “for” the nominee.  In the event that any nominee for director is unavailable for election, our Board may either reduce the number of directors or choose a substitute nominee.  If our Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.  Our Board has no reason to believe that any of the nominees will be unavailable.

Our Board recommends that you vote “FOR” all of the nominees.

What are my voting choices on the approval of the amendment to our Articles to implement a majority voting standard for uncontested director elections?

In voting on the approval of the amendment to our Articles to implement a majority voting standard for uncontested director elections, you may:

•	vote for the proposal to amend our Articles;

•	vote against the proposal to amend our Articles; or

•	abstain from voting on the proposal to amend our Articles.

Under our Articles, the proposal to amend our Articles must be approved by the affirmative vote of a majority of the shares of our common stock outstanding on the record date.

Our Board recommends that you vote “FOR” the approval of the amendment to our Articles to implement a majority voting standard for uncontested director elections.

What are my voting choices when voting on the ratification of the appointment of PwC as our independent registered public accounting firm?

In voting on the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2013, you may:

•	vote for the ratification of the appointment of PwC;

•	vote against the ratification of the appointment of PwC; or

•	abstain from voting on the ratification of the appointment of PwC.

The ratification of the appointment of PwC as our independent registered public accounting firm requires that the number of votes cast “for” the ratification exceeds the number of votes cast “against” the ratification.

Our Board recommends that you vote “FOR” the ratification of the appointment of PwC as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Will my shares be voted if I do not return my proxy?

If you are a Tredegar shareholder whose stock is registered directly in your name with Computershare, our transfer agent, and you do not provide your signed proxy, your shares will not be represented at the meeting, will not count toward the quorum requirement and will not be voted.

If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker.  Whether the broker may vote your shares depends on the proposals before the meeting.  Under the rules of the New York Stock Exchange (or the NYSE), your broker may vote your shares in its discretion on “routine matters.”  The ratification of the appointment of the independent registered public accounting firm is a routine matter on which brokers are permitted to vote on behalf of their clients if their clients do not furnish voting instructions with respect to this matter.

The rules of the NYSE, however, do not permit your broker to vote your shares on proposals that are not considered “routine.”  When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal.  This is called a “broker non-vote.”  Under the rules of the NYSE, the election of directors (Proposals 1 and 2) and the approval of the amendment to our Articles to implement a majority voting standard for uncontested director elections (Proposal 3) are considered non-routine matters.  In order to avoid a broker non-vote of your shares on these proposals, you must send voting instructions to your broker.

Abstentions, withheld votes with respect to the election of directors and broker non-votes will not affect the outcome of the vote on the election of the director nominees or the ratification of the appointment of PwC (unless all votes are abstentions or withheld votes).  Abstentions, failures to vote and broker non-votes will have the same effect as a vote against the proposal.

Can I change or revoke my vote?

You may change or revoke your proxy at any time before it is voted at the annual meeting.  You can change or revoke your proxy by (1) voting in person at the annual meeting, (2) delivering another later dated proxy or (3) notifying Tredegar’s Corporate Secretary in writing that you want to change or revoke your proxy.  Attendance at the annual meeting will not by itself revoke a proxy.

What happens if I do not specify a choice when returning a proxy?

All signed proxies that have not been revoked will be voted at the annual meeting.  If your proxy contains any specific voting instructions, they will be followed.  However, if you sign and return your proxy without providing specific voting instructions, you give authority to the individuals designated on the proxy card to vote on the proposal(s) for which you have not made specific selections.  If no specific instruction is given or selection made, it is intended that all proxies signed and returned will be voted in the manner recommended by our Board as disclosed in this proxy statement.  As to any other business that may properly come before the annual meeting, the individuals designated on the proxy card will vote the shares of Tredegar common stock represented by the proxy card in the manner as our Board may recommend or otherwise in the proxyholders’ discretion.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, Computershare, or with one or more brokerage firms.  To vote all your shares, you will need to sign and return all proxy cards.  We encourage you to consolidate your accounts with the same name and address with Computershare in a single account whenever possible.  For additional information, please contact our transfer agent at 1-800-622-6757.

Who pays for the solicitation of proxies?

We will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone.  We have engaged Alliance Advisors, LLC (or Alliance) to solicit proxies from brokers, nominees, fiduciaries and other custodians.  We will pay Alliance $5,000 for its services and will reimburse Alliance for its out-of-pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Alliance against any losses arising out of that firm’s proxy soliciting services on our behalf.

How do I communicate with the Board of Directors?

Our Board has unanimously approved a process for shareholders and other interested parties to send communications to our Board and individual directors.  Shareholders can communicate in writing to our Board and, if applicable, any Board Committee or specified individual directors by either mailing communications c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by sending an e-mail to the following address:  directors@tredegar.com.  As noted elsewhere in this proxy statement, you may use these same means to communicate with non-management directors or the independent directors (in each case, individually or as a group).  We will forward communications to the intended recipient(s), although we screen mail for security purposes.

Where can I find Tredegar’s corporate governance materials?

Our Governance Guidelines, Code of Conduct and the charters of our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee are available on our website at www.tredegar.com by selecting “Corporate Governance” under “About Tredegar.”  Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into other filings we make with the Securities and Exchange Commission (or the SEC).

How may I obtain Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and other financial information?

Unless you have given specific instructions that you prefer to receive your materials electronically, we have enclosed a copy of our 2012 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2013

The proxy statement and the 2012 Annual Report are available at www.tredegar.com under “Investor Relations.”

Shareholders may request additional copies of the 2012 Form 10-K (including the financial statements and financial statement schedules), without charge, from:

Tredegar Corporation
Attention:  Investor Relations
1100 Boulders Parkway
Richmond, Virginia  23225
1-800-411-7441
invest@tredegar.com

We will deliver a list of exhibits to the 2012 Form 10-K, showing the cost of each, with the copy of the 2012 Form 10-K.  We will provide any of the exhibits upon payment of the charge noted on the list.  Exhibits to the 2012 Form 10-K are also available on the SEC’s website at www.sec.gov.

May shareholders ask questions at the annual meeting?

Yes.  At the end of the annual meeting, we will give shareholders attending the meeting the opportunity to ask questions.

Is it possible to receive future mailings electronically?

Yes.  If your shares of Tredegar common stock are registered in your name with Computershare and you are interested in receiving future shareholder communications electronically rather than receiving paper copies, you should vote your shares using the Internet voting option and follow the instructions provided.  When future shareholder communications become available, you will receive an e-mail letting you know that you may access and download the documents from Tredegar’s website at www.tredegar.com.  Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to us at the address noted above.  If your shares of Tredegar common stock are held in street name with a brokerage firm, you should refer to the information provided by your broker and follow the instructions on how to receive future shareholder communications electronically, if this option is provided.

What if I have questions for Tredegar’s transfer agent?

You can contact our transfer agent directly with questions concerning stock certificates, dividend checks, transfer of ownership, our dividend reinvestment and stock purchase plan or other matters relevant to your Tredegar shareholder account at:

Computershare Investor Services
250 Royall Street
Canton, MA  02021
Telephone:  1-800-622-6757
web.queries@computershare.com

Can I access my Tredegar account online?

Yes.  If you are a shareholder of record, you can access your Tredegar shareholder account online via Computershare’s Investor Centre at www.computershare.com/investor, a service provided by our transfer agent.  This service makes it easy and convenient to get current information on your shareholder account, such as:

• Review share balances • Review certificate history • Review 1099 tax information • Change mailing address	• Review dividend payment history • Enroll in our dividend reinvestment plan • Request direct deposit of dividends • Obtain shareholder forms and instructions

You may also access this site by visiting our website at www.tredegar.com and selecting “Shareholder Services” under “Investor Relations.”  If you have any questions or need assistance, please contact Computershare’s Shareholder Services Group at 1-800-622-6757.

PROPOSALS 1 AND 2: ELECTION OF DIRECTORS

Our Board is divided into three classes of directors.  Each class of directors customarily serves for three years and until their successors are elected and qualified.  The term for each class is staggered so that one class is elected at each annual meeting.  Certain circumstances could cause the terms of our directors to vary and the classes of directors to change if a director is elected for less than a three-year term.

The terms of Messrs. Donald T. Cowles and John D. Gottwald and Ms. Nancy M. Taylor will expire at the 2013 annual meeting.  Dr. Richard L. Morrill’s term is scheduled to expire at the 2015 annual meeting.  However, as we previously announced, Dr. Morrill has advised the Board of his intention to retire from the Board, effective immediately following the conclusion of the Board meeting that occurs immediately after the 2013 annual meeting of shareholders.  Upon the recommendation of the Nominating and Governance Committee and in order to balance the classes of directors, Messrs. Donald T. Cowles and George C. Freeman, III, have been nominated by the Board for election at the 2013 annual meeting for terms expiring at the 2015 annual meeting, and Messrs. John D. Gottwald and Thomas G. Snead, Jr., and Ms. Nancy M. Taylor have been nominated by the Board for election at the 2013 annual meeting for terms expiring at the 2016 annual meeting.  If elected, Mr. Snead’s term as a director would commence immediately following the effectiveness of Dr. Morrill’s retirement.

Should all the nominees be elected to our Board, the director classes after the 2013 annual meeting will be as follows:

Class I Terms expiring at 2014 annual meeting	Class II Terms expiring at 2015 annual meeting	Class III Terms expiring at 2016 annual meeting
Austin Brockenbrough, III George A. Newbill Thomas G. Slater, Jr. R. Gregory Williams	Donald T. Cowles George C. Freeman, III William M. Gottwald Richard L. Morrill(1)	John D. Gottwald Thomas G. Snead, Jr. Nancy M. Taylor

(1)           Dr. Morrill has advised the Board of his intention to retire from the Board, effective immediately following the conclusion of the Board meeting that occurs immediately after the 2013 annual meeting of shareholders.  If elected, Mr. Snead’s term as a director would commence immediately following the effectiveness of Dr. Morrill’s retirement.

Our Board recommends that you vote “FOR” all of the nominees.

TREDEGAR’S BOARD OF DIRECTORS

Integrity and honesty are core values of Tredegar.  As a result, our directors must be persons of the utmost integrity who possess the highest standards of business and professional conduct.  We believe that each of our directors and nominees has these and other key attributes that are important to an effective board, including candor, analytical skills, business acumen, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to service on our Board and its committees.  These characteristics are emphasized in the evaluation and recruitment of new directors.

Following is certain biographical and professional information, including information regarding each director’s or nominee’s specific experience, qualifications, attributes or skills that led to the conclusion that the individual should serve as a Tredegar director, concerning the nominees as well as the directors whose terms of office will continue after the annual meeting:

Austin Brockenbrough, III Age: 76 Director since 1993 Current term expires 2014

Managing Director of Lowe, Brockenbrough & Company, Inc., a private investment counseling firm, since 1970.

Other directorship:  Trustee of The Williamsburg Investment Trust, a registered investment management company.

The Board has concluded that Mr. Brockenbrough should serve as a director based on his strong background in finance, including his investment management experience.  With his tenure as a Tredegar Board member, Mr. Brockenbrough provides wisdom, continuity and value to our Board.

Donald T. Cowles Age: 66 Director since 2003 Current term expires 2013

Retired, having served previously as Executive Director, Initiatives of Change, Inc., a not-for-profit network working for a more inclusive American society, from January, 2006 until June, 2008, has also served as a pro bono consultant to government and non-profit organizations since 2001.

The Board has concluded that Mr. Cowles should serve as a director based on his prior service as a manufacturing executive, particularly with regard to his position as the former president of the aluminum distribution businesses of Reynolds Metals Company.

George C. Freeman, III Age: 49 Director since 2011 Current term expires 2014

Chief Executive Officer of Universal Corporation, an international leaf tobacco merchant (Universal), since April 1, 2008, Chairman of Universal since August 5, 2008, and President of Universal since December 12, 2006.

Other directorship:  Universal Corporation.

The Board has concluded that Mr. Freeman should serve as a director based on his strong executive management and leadership skills, his financial expertise and his extensive knowledge of international business, risk oversight and corporate governance.

John D. Gottwald Age: 58 Director since 1989 Current term expires 2013

Retired, having served previously as President and Chief Executive Officer of Tredegar from March 1, 2006 until January 31, 2010, and as Chairman of the Board of Tredegar from September, 2001 until February, 2008.

The Board has concluded that Mr. Gottwald should serve as a director based on his significant knowledge and understanding of Tredegar and its businesses and his significant experience and expertise in the leadership of global manufacturing companies.

William M. Gottwald Age: 65 Director since 1997 Current term expires 2015

Vice Chairman of the Board of Tredegar, having served previously as Chairman of the Board of Directors of Albemarle Corporation, a specialty chemicals company (Albemarle), from 2001 until 2008.

The Board has concluded that Mr. Gottwald should serve as a director based on his significant experience and expertise in the leadership of global manufacturing companies.

Richard L. Morrill Age: 73 Director since 1997 Term expires 2015

President, The Teagle Foundation, a philanthropic foundation, since January 1, 2010, and Chancellor of the University of Richmond since June 1, 2004, having served previously as Chairman of the Board of Tredegar from March 1, 2006 until May 18, 2010.

Other directorships:  Albemarle and Trustee of The Williamsburg Investment Trust.

The Board has concluded that Dr. Morrill should serve as a director based on his extensive leadership skills and experience and strategic acumen.

Dr. Morrill intends to retire from the Board effective immediately following the conclusion of the Board meeting that occurs immediately after the 2013 annual meeting of shareholders.

George A. Newbill Age: 70 Director since 2008 Current term expires 2014

Retired, having served previously as Executive Vice President of Albemarle from August, 2007 until February 29, 2008 and as Senior Vice President – Manufacturing Operations of Albemarle from January, 2004 until August, 2007.

The Board has concluded that Mr. Newbill should serve as a director based on his extensive experience in global manufacturing operations and operational excellence, since integrating processes in our manufacturing subsidiaries is an important factor of our success.  Mr. Newbill brings significant operations expertise to our Board, as operational excellence is critical in our business.

Thomas G. Slater, Jr. Age: 69 Director Since 2011 Current term expires 2014

Partner of Hunton & Williams LLP, a law firm, since 1976.  Mr. Slater served as a director of Tredegar from 1998 until March 2, 2010, and was re-elected as director of Tredegar in 2011.

The Board has concluded that Mr. Slater should serve as a director based on his legal expertise, particularly with respect to intellectual property and patent law, and his knowledge of Tredegar and its businesses.

Thomas G. Snead, Jr. Age: 59 Nominated for a term expiring 2016

Retired, having served previously as President of Wellpoint, Inc., Southeast Region, a managed care and health insurance company, from December, 2004 until his retirement in January, 2006.  From July, 2002 until December, 2004, he served as President of Anthem Southeast, a subsidiary of Anthem, Inc., following its merger with Trigon Healthcare, Inc.  Mr. Snead joined Trigon Healthcare, Inc. in 1985 and held various positions, including Chairman from 2000 until 2002, President and Chief Executive Officer from 1999 until 2002, President and Chief Operating Officer from 1997 until 1999 and Senior Vice President and Chief Financial Officer from 1990 until 1997.

Mr. Snead served as a director of LandAmerica Financial Group, Inc., a real estate transaction services company from 2001 until 2009.

The Board has concluded that Mr. Snead should serve as a director based on his significant executive, financial and operations experience at a complex and highly regulated public company and his past service as a board member (including as chairman) of a public company.  His extensive background in corporate strategy, finance, accounting and operations allows Mr. Snead to provide valuable insight.

If elected, Mr. Snead’s term will commence immediately following the effectiveness of Dr. Morrill’s retirement.

Nancy M. Taylor Age: 53 Director since 2010 Current term expires 2013

President and Chief Executive Officer of Tredegar since January 31, 2010, having served previously as Executive Vice President of Tredegar from January 1, 2009 until January 31, 2010, President of Tredegar Film Products from April 5, 2005 until January 31, 2010, and Senior Vice President of Tredegar from November 1, 2004 until January 1, 2009.

The Board has concluded that Ms. Taylor should serve as a director based on her significant knowledge and understanding of Tredegar and its businesses, and her knowledge of the complex issues facing global manufacturing companies and to enhance Tredegar’s ability to respond to such issues.

R. Gregory Williams Age: 61 Director since 2002 Current term expires 2014

President of CCA Financial Services, LLC, a technology equipment leasing company, since 1984, and Chairman of the Board of Directors since May 18, 2010.

The Board has concluded that Mr. Williams should serve as a director based on his strong background in finance and accounting, particularly with regard to his oversight of financial and audit structures.

On the recommendation of the Nominating and Governance Committee (or the Governance Committee), our Board has affirmatively determined that the following members of our Board are independent, as that term is defined under the general independence standards of the NYSE listing standards and our Governance Guidelines:

Austin Brockenbrough, III
Donald T. Cowles
George C. Freeman, III
John D. Gottwald
William M. Gottwald
Richard L. Morrill
George A. Newbill
Thomas G. Slater, Jr.
R. Gregory Williams

On the recommendation of our Governance Committee, our Board has also affirmatively determined that Mr. Thomas G. Snead, Jr., who currently does not serve on our Board, would be independent, as that term is defined under the general independence standards of the NYSE listing standards and our Governance Guidelines, if he is elected to our Board.

Our Board has adopted, as part of our Governance Guidelines, categorical standards to assist it in making these independence determinations.  All of the directors and the nominees identified as “independent” in this proxy statement meet these categorical standards, which are available on our website at www.tredegar.com by selecting “Corporate Governance” under “About Tredegar.”

In making their recommendation and determination with respect to the independence of Messrs. John D. Gottwald, William M. Gottwald and Thomas G. Slater, Jr., each of the Governance Committee and our Board considered the following:

•
Effective January 31, 2013, it has been more than three years since Mr. John D. Gottwald retired as President and Chief Executive Officer of Tredegar.  None of Messrs. John D. Gottwald, William M. Gottwald or Thomas G. Slater, Jr., has been within the last three years an employee of Tredegar and none of their respective immediate family members is, or has been within the last three years, an executive officer of Tredegar.

•
On November 20, 2012, Tredegar sold its membership interests in Falling Springs, LLC to Arc Ventures, LC (or Arc Ventures), a Virginia limited liability company affiliated with Mr. John D. Gottwald, for cash and stock proceeds of $16 million.  Although Mr. John D. Gottwald and his immediate family members are affiliated with Arc Ventures and the purchase price paid by Arc Ventures to Tredegar exceeded 2% of Arc Ventures’ 2012 consolidated gross revenues, neither Mr. John D. Gottwald nor any of his immediate family members serves as a manager or an executive officer of, or is employed by, Arc Ventures.  See “Certain Relationships and Related Transactions” on page 23 of this proxy statement for more information.

•
Mr. Thomas G. Slater, Jr., is a partner in the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters.  Our payments to Hunton & Williams LLP in each of the last three fiscal years were significantly less than the greater of $1 million or 2% of Hunton & Williams LLP’s consolidated gross revenues.

BOARD COMMITTEES

The following table provides an overview of the membership, principal functions and number of meetings held in 2012 of all of the committees of our Board.  Each of the Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee of our Board operates under a charter approved by our Board.  Those committee charters are available on our website.  See “Voting Information ‒ Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.  Each of the committees periodically reviews its respective committee charter and, if appropriate, recommends revisions thereto to our Board.

Committee and Members	Principal Functions*	Number of Meetings
AUDIT: Austin Brockenbrough, III Donald T. Cowles** George C. Freeman, III R. Gregory Williams
Reviews and oversees financial reporting, policies, procedures and internal controls

Retains independent registered public accounting firm

Oversees activities of independent registered public accounting firm

Oversees internal audit function

Oversees legal and regulatory compliance and adherence to our Code of Conduct

To the extent not otherwise delegated to another Committee comprised solely of independent directors, reviews and approves, if appropriate, related person transactions

Receives from and discusses with independent registered public accounting firm written disclosures as to independence

Prepares the Audit Committee report for inclusion in the annual proxy statement

Establishes procedures for complaints received regarding our accounting, internal accounting controls and auditing matters
5

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Principal Functions*	Number of Meetings
EXECUTIVE COMPENSATION: Donald T. Cowles Richard L. Morrill** George A. Newbill
Approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates our Chief Executive Officer’s performance in light of those goals and objectives

Determines and approves Chief Executive Officer compensation, including base salary and incentive awards

Approves the salaries and incentive awards of executive officers

Grants awards under our equity incentive plans

Reviews compensation programs to confirm they do not encourage unnecessary risk-taking

Reviews and discusses with our management the Compensation Discussion and Analysis

Based on such review and discussion, determines whether to recommend to our Board that the Compensation Discussion and Analysis be included in the annual proxy statement

Prepares the Executive Compensation Committee report for inclusion in the annual proxy statement
		7
EXECUTIVE: John D. Gottwald** William M. Gottwald George A. Newbill Nancy M. Taylor	Acts on our Board’s behalf in accordance with our Bylaws, except as limited by the Virginia Stock Corporation Act and except with respect to the compensation of executive officers	6
INVESTMENT POLICY AND RELATED PERSON TRANSACTIONS: Austin Brockenbrough, III** Donald T. Cowles Richard L. Morrill	Administers our Investment Conflict of Interest Policy Reviews and approves, if appropriate, requests by our directors, officers and employees to (1) co-invest in investments in non-marketable securities we are considering or (2) dispose of any such co-investment Reviews and approves, if appropriate, related person transactions	1

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Principal Functions*	Number of Meetings
NOMINATING AND GOVERNANCE: Austin Brockenbrough, III** George C. Freeman, III Richard L. Morrill R. Gregory Williams
Reviews the size and composition of our Board to ensure a balance of appropriate skills and characteristics

Develops criteria for director nominees

Recruits new directors, considers director nominees recommended by shareholders and others and recommends nominees for election as directors, all in accordance with the director selection criteria

Makes recommendations regarding term of office and classification and approves compensation of directors, including the compensation of our Chairman and any Vice Chairman

Reviews our Code of Conduct, Governance Guidelines and other governance matters, and makes sure policies are properly communicated and consistently enforced

Makes recommendations regarding composition of our Board committees

Recommends actions to increase our Board’s effectiveness

Oversees the evaluation of our Board and management
3

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

COMPENSATION OF DIRECTORS

The following table presents information relating to total compensation of our directors, other than the Chief Executive Officer, for the fiscal year ended December 31, 2012.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards		Change in Pension Value and Non-qualified Deferred Compensation Earnings		Total
	($)	($)	($)		($)		($)

Austin Brockenbrough, III	$51,668.55	$33,963.13	0		0		$85,631.68
Donald T. Cowles	$57,668.55	$33,963.13	0		0		$91,631.68
George C. Freeman, III	$46,362.11	$33,963.13	0		0		$80,325.24
John D. Gottwald	$43,043.55	$33,963.13	0	(2)	156,572	(3)	$233,578.68
William M. Gottwald	$38,543.55	$33,963.13	0		0		$72,506.68
Richard L. Morrill	$50,168.55	$33,963.13	0		0		$84,131.68
George A. Newbill	$45,543.55	$33,963.13	0		0		$79,506.68
Thomas G. Slater, Jr.	$34,043.55	$33,963.13	0		0		$68,006.68
R. Gregory Williams	$78,043.55	$33,963.13	0		0		$112,006.68

(1)           As part of the 2012 annual retainer, each non-employee director received quarterly grants of Tredegar common stock under the Tredegar Corporation Amended and Restated 2004 Equity Incentive Plan (or the 2004 Plan).  Each non-employee director received a number of shares of Tredegar common stock equal as nearly as possible to but not to exceed $8,500, based on the closing price of Tredegar common stock as reported on the NYSE on the dates of grant.  The following table indicates the respective dates of grant, the number of shares received and the closing price of Tredegar Common Stock for each such grant received by each non-employee director:

Date of Grant	Number of Shares	Closing Price
March 30, 2012	433	$19.59
June 29, 2012	583	$14.56
September 28, 2012	479	$17.74
December 31, 2012	416	$20.42

The amounts set forth in the Director Compensation Table represent the grant date fair value computed in accordance with FASB Accounting Standards Codification™ Topic 718, Compensation – Stock Compensation for the shares of Tredegar common stock awarded to each non-employee director identified above under the terms of the 2004 Plan during the fiscal year ended December 31, 2012, based on the closing price of Tredegar common stock as reported on the NYSE on the respective dates of grant noted above.  There were no unvested stock awards or option awards as of December 31, 2012, except for Mr. John Gottwald, whose outstanding awards are described in footnote (2) below.

(2)           Mr. Gottwald had 200,000 stock options outstanding on December 31, 2012.  The options have vested, of which 100,000 expire on February 21, 2015 and 100,000 expire on February 18, 2016.

(3)           The actuarial present value of Mr. Gottwald’s benefit under the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan) increased by $79,226 and his benefit under the Tredegar Corporation Retirement Income Plan (or the Pension Plan) increased by $77,346.  These amounts represent the change in actuarial present value in the above plans from December 31, 2011 to December 31, 2012.  Benefit accruals and the benefit available under the Restoration Plan were frozen as of December 31, 2005.

Compensation of Directors

The Nominating and Governance Committee determines and approves director compensation, including retainers as well as salaries and other compensation for directors who are employees of Tredegar, if any, except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee.  Under its charter, our Nominating and Governance Committee may delegate these responsibilities to a subcommittee of the Committee created and approved by our Nominating and Governance Committee.  Any such subcommittee must be composed entirely of independent directors and operate under a written charter.

For 2012, non-employee directors and committee members received the following annual retainers, payable in equal quarterly installments in arrears, for their service on Tredegar’s Board:

Non-Employee Director	$68,000
Chairman of the Board	$30,000
Audit Committee Chairperson	$16,000
Non-Chair Member of the Audit Committee	$9,500
Executive Compensation Committee Chairperson	$11,000
Non-Chair Member of the Executive Compensation Committee	$7,000
Nominating and Governance Committee Chairperson	$7,500
Non-Chair Member of the Nominating and Governance Committee	$4,500
Executive Committee Chairperson	$9,000
Non-Chair Member of the Executive Committee	$4,500
Member of the Investment Policy and Related Person Transactions Committee	$625

The retainer for non-employee directors was paid $34,000 in cash and $34,000 in the form of a stock award under the 2004 Plan.  The stock award was determined based on the closing price of Tredegar common stock as reported on the NYSE on the date of grant.  Each quarterly stock award became fully vested and transferable immediately upon the date of grant.

Retainers for our Chairman of the Board and committee chairpersons and members commenced after our Board elected members to these positions.

Outside Director Stock Ownership Guidelines

Under Tredegar’s Outside Director Stock Ownership Guidelines, which our Board adopted on March 1, 2006, all of our non-employee directors are to achieve ownership of Tredegar common stock in an amount equal to at least three times that director’s base annual cash retainer.  Directors have three years from the later of the adoption of the Guidelines or their election to the Board to satisfy 50% of the requirement and six years to satisfy the full requirement.  All of our directors, with the exception of Mr. Freeman, who joined the Board following his election at the 2011 annual meeting, have satisfied the full stock ownership requirement.  Mr. Freeman has satisfied the three-year, 50% requirement.

BOARD MEETINGS, MEETINGS OF NON-MANAGEMENT DIRECTORS AND BOARD COMMITTEES

Our Board held nine meetings in 2012.  Each director attended at least 95% of the aggregate of (1) the total number of Board meetings held during 2012 while he or she was a director and (2) the total number of meetings of all committees of the Board on which the director then served.

The non-management directors of our Board meet regularly in private session.  Our Board has determined that our Chairman of the Board should chair all meetings of non-management directors, as provided in our Governance Guidelines.  During these meetings, the chairperson has the power to lead the meeting, set the agenda and determine the information to be provided, but all non-management directors are encouraged to and do suggest topics for discussion and identify materials and other information for review. In addition, our independent directors also meet regularly in private session.  The chairperson of our Nominating and Governance Committee chairs the meetings of independent directors, as provided in our Governance Guidelines.

Shareholders and other interested persons may contact the non-management directors or the independent directors (in each case, individually or as a group) or the Chairman (individually) in writing through one of the means described under “Voting Instructions ‒ How do I communicate with the Board of Directors?” on page 5 of this proxy statement.

Executive Compensation Committee Matters

Our Executive Compensation Committee currently consists of Messrs. Richard L. Morrill (Chairman), Donald T. Cowles and George A. Newbill.  The principal functions of our Executive Compensation Committee are more fully described under “Board Committees – Executive Compensation” on page 15 of this proxy statement and “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement and in the Executive Compensation Committee Charter, which is available on our website.  See “Voting Information ‒ Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.

All of the members of our Executive Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (or the Exchange Act)), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code), and “independent directors” (within the meaning of the current NYSE listing standards and Tredegar’s Governance Guidelines).  No Executive Compensation Committee member is a current or former employee of Tredegar or any of our subsidiaries.

Executive Compensation Committee Interlocks and Insider Participation

No member of our Executive Compensation Committee was at any time an officer or employee of Tredegar.  None of our executive officers serves as a director or member of a compensation committee (or other committee of a board performing equivalent functions) of another entity where an executive officer of such entity served as a director of Tredegar or on our Board’s Executive Compensation Committee.

Audit Committee Matters

Our Audit Committee currently consists of Messrs. Donald T. Cowles (Chairman), Austin Brockenbrough, III, George C. Freeman, III, and R. Gregory Williams.  The principal functions of our Audit Committee are more fully described under “Board Committees – Audit” on page 14 of this proxy statement and “Report of the Audit Committee” beginning on page 64 of this proxy statement and in the Audit Committee Charter, which is available on our website.  See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.

Upon the recommendation of our Nominating and Governance Committee, our Board has determined that each member of our Audit Committee is independent of management and free of any relationships that, in the opinion of our Board, would interfere with the exercise of independent judgment and is independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and rules thereunder, as incorporated into the listing standards of the NYSE, and in accordance with the Audit Committee Charter and our Governance Guidelines.

Our Board has determined that Messrs. George C. Freeman, III, and R. Gregory Williams are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002.  Our Board has further determined that each of the members of our Audit Committee is financially literate and that, as required by the NYSE listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by our Board in its business judgment.

Our Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by our independent registered public accounting firm.  These procedures include reviewing a budget for audit and permissible non-audit services.  The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted.  Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent registered public accounting firm for any audit and permissible non-audit services not included in the budget.  For both types of pre-approval, our Audit Committee considers whether such services are consistent with the SEC rules on auditor independence.  Our Audit Committee may delegate pre-approval authority to the Chairperson of our Audit Committee.  Our Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by our Audit Committee.

Investment Policy and Related Person Transactions Committee Matters

Our Investment Policy and Related Person Transactions Committee currently consists of Messrs. Austin Brockenbrough, III (Chairman), Donald T. Cowles and Richard L. Morrill.  The functions of our Investment Policy and Related Person Transactions Committee include administering our Investment Conflict of Interest Policy, reviewing and approving co-investment requests by directors, officers and employees, and, as delegated by the Audit Committee, reviewing and approving, if appropriate, related person transactions.  Our Investment Policy and Related Person Transactions Committee’s principal functions are more fully described under “Board Committees – Investment Policy and Related Person Transactions” on page 15 of this proxy statement and in the Investment Policy and Related Person Transactions Committee Charter, which is available on our website.  See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.

All members of our Investment Policy and Related Person Transactions Committee are independent as defined under the general independence standards of the NYSE listing standards and our Governance Guidelines.

Nominating and Governance Committee Matters

Our Nominating and Governance Committee currently consists of Messrs. Austin Brockenbrough, III (Chairman), George C. Freeman, III, Richard L. Morrill and R. Gregory Williams.  The functions of our Nominating and Governance Committee include identifying, recruiting and recommending director candidates for nomination by our Board and determining and approving director compensation (except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee).  Our Nominating and Governance Committee’s principal functions are more fully described under “Board Committees – Nominating and Governance” on page 16 of this proxy statement and in the Nominating and Governance Committee Charter, which is available on our website.  See “Voting Information – Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.

All members of our Nominating and Governance Committee are independent, as defined under the general independence standards of the NYSE listing standards and our Governance Guidelines.

CORPORATE GOVERNANCE

Board of Directors

Our Board is currently composed of ten directors, nine of whom our Board has affirmatively determined are independent under the general independence standards of the NYSE and our Governance Guidelines.  The primary mission of our Board is to represent and protect the interests of our shareholders by overseeing management and acting in the best interests of Tredegar and our shareholders.

As provided in our Governance Guidelines, our Board has an independent, non-management Chairman whose duties and responsibilities are separate and distinct from those of our Chief Executive Officer.  We believe that the separation of the Chairman and Chief Executive Officer roles is appropriate and in the best interests of Tredegar and our shareholders at this time.  We believe the separation of the Chairman and the Chief Executive Officer roles, together with our Board, which is comprised almost entirely of independent directors, and our Audit Committee, Executive Compensation Committee, Investment Policy and Related Person Transactions Committee and Nominating and Governance Committee, which are comprised entirely of independent directors, helps provide effective oversight of management, and facilitates the relationship between our Board and management in overseeing and managing the material risks facing Tredegar.  This system of checks and balances helps ensure that key decisions made by our management team, including the Chief Executive Officer, are reviewed and subject to oversight.

Risk Management

Management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Management regularly reports to our Board on operating and other risks.  Management has also established an enterprise risk management committee that reports on its activities to our Board at least annually.

While our Board is ultimately responsible for risk oversight at Tredegar, various Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the Board in discharging its oversight responsibilities relating to the accounting, reporting and financial practices of Tredegar and its subsidiaries, and also assists the Board in overseeing our internal auditing and compliance functions.  The Audit Committee is responsible for discussing with management Tredegar’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including Tredegar’s risk assessment and risk management policies.  The Nominating and Governance Committee oversees risks associated with our Governance Guidelines, including compliance with listing standards for independent directors.  The Executive Compensation Committee oversees risks associated with our executive compensation programs.  During 2012, management prepared an analysis of Tredegar’s compensation policies and procedures for the Executive Compensation Committee to assist it in determining whether risks and rewards were properly balanced under Tredegar’s compensation programs.  See “Compensation Discussion and Analysis – Risk Analysis of Executive Compensation Program” on page 46 of this proxy statement.  The Investment Policy and Related Person Transactions Committee oversees risks associated with co-investments by any employee, officer, director or consultant of Tredegar or any of our subsidiaries in investment opportunities in non-marketable securities under consideration by Tredegar, and related person transactions.

Code of Conduct

Our Code of Conduct applies to our officers, employees and directors, including our Chief Executive Officer, our Chief Financial Officer and our Principal Accounting Officer and Controller.  We have always conducted our business in accordance with the highest standards of conduct.  Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us.  Equally important are honesty, integrity and fairness in our business operations and in our dealings with others.  Diligently applying these standards makes good business sense and allows us to earn the trust and respect of our shareholders, employees, customers, suppliers, regulators and the communities in which we operate.  We have provided employees, customers and suppliers with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline provided by a third-party vendor.  Our Code of Conduct reflects the foregoing principles.  Our Code of Conduct is available on our website.  See “Voting Information ‒ Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.

Governance Guidelines

Our Board has also adopted a set of Governance Guidelines that reflect our governance principles and our long-standing commitment to maintaining high corporate governance standards.  Our Governance Guidelines are available on our website.  See “Voting Information ‒ Where can I find Tredegar’s corporate governance materials?” on page 5 of this proxy statement.

Our Nominating and Governance Committee is responsible for periodically reviewing the Governance Guidelines and the Code of Conduct, and for considering and, as necessary, making recommendations on governance issues that should be addressed by our Board.

Director Attendance at Annual Meeting of Shareholders

Our policy is that directors attend the annual meeting of shareholders.  All of our directors attended the 2012 annual meeting.

Director Continuing Education

We support the attendance of our directors at director education programs sponsored by third parties.  Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies.  We reimburse our directors for tuition and expenses associated with attending these programs.  In addition, we sponsor internal educational programs for our Board on topics developed in consultation with our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. John D. Gottwald, a director, and William M. Gottwald, a director and the Vice Chairman of the Board, are brothers.  In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters.  Messrs. John D. Gottwald and William M. Gottwald, together with members of their immediate families (or the Gottwalds), may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement between them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

Our Audit Committee is primarily responsible for reviewing and approving, if appropriate, related person transactions.  Our Audit Committee operates under a written charter, the relevant provisions of which require it, to the extent not otherwise delegated to another committee comprised solely of independent directors, to review related person transactions for potential conflicts of interest situations.  Effective as of March 2, 2010, the Audit Committee delegated to the Investment Policy and Related Person Transactions Committee, which is comprised solely of independent directors, the responsibility to review and approve, if appropriate, all related person transactions.  The Investment Policy and Related Person Transactions Committee reviews each related person transaction on a case-by-case basis and approves only those related person transactions that it determines in good faith to be in the best interests of Tredegar.

For purposes of this policy:

•	“Related person” means any:

•	director or executive officer of Tredegar;

•	employee of Tredegar or any of our subsidiaries;

•	nominee for director;

•	immediate family member(s) of directors, executive officers, employees or nominees for director; or

•	beneficial owner of more than 5% of Tredegar’s voting securities.

•
“Related person transaction” means a transaction in which Tredegar or any of our subsidiaries is, or is proposed to be, a participant and the amount involved exceeds $120,000, and in which a related person has, had or may have a direct or indirect interest.

•
“Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, employee or beneficial owner of more than 5% of Tredegar’s voting securities.

•	“Transaction” means any financial contract, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar contracts, arrangements or relationships.

In addition, pursuant to our Investment Conflict of Interest Policy, our Investment Policy and Related Person Transactions Committee is responsible for approving any transactions by our employees, officers or directors involving investments in non-marketable securities in which we are also invested.

As described under “Tredegar’s Board of Directors” on page 13 of this proxy statement, on November 20, 2012, Tredegar sold its membership interests in Falling Springs to Arc Ventures, which is affiliated with Mr. John D. Gottwald, for cash and stock proceeds of $16 million.  In connection with the transaction, Tredegar engaged an investment bank to conduct an auction process to find a buyer.  As part of the process, Tredegar received five initial indications of interest to acquire Falling Springs, including an indication of interest from Arc Ventures.  While the purchase price in Arc Ventures’ offer was lower than the top end of the consideration range of initial indications of interest received by Tredegar, after initial negotiations and discussions with interested parties, Tredegar determined that Arc Ventures’ offer provided the highest level of certainty to be completed on favorable terms and acceptable timing, and, therefore, was significantly better for Tredegar’s shareholders than any other indication of interest.  Tredegar also received an indication from the investment bank that the consideration to be paid by Arc Ventures was fair from a financial point of view to Tredegar.

Based on the foregoing, the Investment Policy and Related Person Transactions Committee and the disinterested members of our Board (i.e., all directors other than Messrs. John D. Gottwald, William M. Gottwald and Thomas G. Slater, Jr.) approved the transaction.

STOCK OWNERSHIP

Below is information on the beneficial ownership of Tredegar common stock as of February 1, 2013 by each director, each person nominated for election to the Board, and each executive officer named in the Summary Compensation Table beginning on page 49 of this proxy statement.  The table also shows the beneficial ownership of all directors, nominees and executive officers of Tredegar as a group as of February 1, 2013.

Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class(a)
	Outstanding	Options
Directors, Nominees and Certain Executive Officers (b)
Austin Brockenbrough, III	48,150	-	5,100	53,250	(c)
Donald T. Cowles	10,650	-	3,000	13,650
Duncan A. Crowdis	40,874	72,350	-	113,224
George C. Freeman, III	3,059	-	-	3,059
John D. Gottwald	1,644,390	200,000	1,089,372	2,933,762	(d)	9.04%
William M. Gottwald	372,066	-	909,851	1,281,917	(e)	3.98%
A. Brent King	21,020	56,850	-	77,870
Richard L. Morrill	14,350	-	-	14,350
George A Newbill	6,935	-	-	6,935
Kevin A. O'Leary	18,247	50,700	-	68,947
Larry J. Scott	32,044	8,450	-	40,494
Thomas G. Slater, Jr.	10,861	-	3,200	14,061	(f)
Thomas G. Snead, Jr.	-	-	-	-
Nancy M. Taylor	140,470	252,450	30	392,950		1.21%
R. Gregory Williams	13,950	-	2,000	15,950	(g)
All directors, nominees and executive officers as a group (17)(h)(i)	2,390,874	658,125	2,012,553	5,034,540		15.30%

(a)           Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.

(b)           Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

(c)           Austin Brockenbrough, III, disclaims beneficial ownership of 5,100 shares of Tredegar common stock.

(d)           John D. Gottwald disclaims beneficial ownership of 256,008 shares of Tredegar common stock.  See also Notes (a) and (b) to the “Security Ownership of Certain Beneficial Owners” table that follows.

(e)           William M. Gottwald disclaims beneficial ownership of 406,673 shares of Tredegar common stock.  See also Notes (a) and (b) to the “Security Ownership of Certain Beneficial Owners” table that follows.

(f)           Thomas G. Slater, Jr., disclaims beneficial ownership of 3,200 shares of Tredegar common stock.

(g)           R. Gregory Williams disclaims beneficial ownership of 2,000 shares of Tredegar common stock.

(h)           The directors and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,” which are held by or jointly with spouses, by children or in partnerships or trusts.  Any shares of Tredegar common stock held under our benefit plans for any director or executive officer are included in the number of shares over which that person has sole voting or investment power.  Shares held by the trustees of those plans for other employees are not included.

(i)           Two directors, Messrs. John D. Gottwald and William M. Gottwald, share voting and investment power for 13,506 shares of Tredegar common stock.  This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by directors, nominees and management as a group.

The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us who beneficially owned more than 5% of the shares of Tredegar common stock as of February 1, 2013.

Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares of Common Stock		Percent of Class
John D. Gottwald and William M. Gottwald(a) 9030 Stony Point Parkway Richmond, VA 23235	5,047,714	(b)	15.56%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	3,883,881	(c)	12.05%
The London Company 1801 Bayberry Court, Suite 301 Richmond, VA 23226	3,502,052	(d)	10.86%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,739,514	(e)	8.50%
Floyd D. Gottwald, Jr. c/o Albemarle Corporation 330 South Fourth Street Richmond, VA 23219	2,415,443		7.49%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,832,754	(f)	5.68%
JPMorgan Chase Bank, N.A., as Trustee for the Tredegar Corporation Retirement Savings Plan 9300 Ward Parkway Kansas City, MO 64114	1,808,393		5.61%

(a)           Messrs. John D. Gottwald and William M. Gottwald, together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement between them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

(b)           Messrs. John D. Gottwald and William M. Gottwald, individually or together, have sole voting and investment power over all of the shares of Tredegar common stock disclosed except for 3,185,788 shares held by their respective wives and children, and in trusts, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the SEC.

(c)           Based solely on the information contained in Amendment No. 7 to the Schedule 13D filed with the SEC on May 31, 2012.

(d)           Based solely on the information contained in Amendment No. 4 to the Schedule 13G filed with the SEC on February 6, 2013.

(e)           Based solely on the information contained in Amendment No. 7 to the Schedule 13G filed with the SEC on February 11, 2013.

(f)           Based solely on the information contained in Amendment No. 4 to the Schedule 13G filed with the SEC on February 11, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this section, we provide an overview of our executive compensation philosophy and describe the material components of our executive compensation program for our Named Executive Officers (or NEOs) whose compensation is set forth in the 2012 Summary Compensation Table and the other compensation tables contained in this proxy statement.  Our NEOs for 2012 are:

•	Nancy M. Taylor, President and Chief Executive Officer;

•	Kevin A. O’Leary, Vice President, Chief Financial Officer and Treasurer;

•	Duncan A. Crowdis, Corporate Vice President and President, Aluminum Extrusions;

•	A. Brent King, Vice President, General Counsel and Secretary; and

•	Larry J. Scott, Vice President, Audit.

We would normally expect the President of our Film Products Division to be an NEO; however, Ms. Mary Jane Hellyar was elected President of our Film Products Division and began her employment with us on September 24, 2012, and did not qualify as an NEO in 2012.  Although we have no NEO from our Film Products Division in 2012, we have presented the performance and incentive targets of our Film Products Division in this Compensation Discussion and Analysis because the performance of our Film Products Division is a component in the determination of our consolidated results that determine the short-term incentive compensation of our Corporate NEOs and the calculation of our consolidated economic profit added (or EPA) for the purpose of determining vesting of performance stock units (or Performance Units).

2012 Compensation Highlights

Our executive compensation approach in 2012 continued to focus on linking compensation to our performance and aligning the interests of management and our shareholders.  The key actions of our Executive Compensation Committee (or, for purposes of this discussion, the Committee) and highlights of our executive compensation program in 2012 include:

•
Base Salaries:  In February, 2012, the Committee reviewed base salaries and approved 2.7% - 3.0% merit-based increases for our NEOs, other than Mr. O’Leary, our Chief Financial Officer.  Mr. O’Leary’s base salary was increased by 5.0% to better align his base salary with competitive levels.

•	Short-Term Incentive Plan: The following results were the basis for payouts to our NEOs under our 2012 Short-Term Incentive Plan (or 2012 Incentive Plan):

o
Film Products Division earnings before interest and taxes (EBIT) improved $10.4 million to $69.9 million in 2012, increasing primarily due to the October 24, 2011 acquisition of Terphane Holdings LLC (or Terphane).  The $16.1 million favorable impact from Terphane was partially offset by lower volumes and margin compression in personal care materials resulting from slow growth in developed markets and consumer shift to lower price tier products.  Working capital as a percentage of sales (WC%S) improved by 40 basis points to 14.4% in 2012 (excluding the results of Terphane).  These results were below the threshold level under our 2012 Incentive Plan.

o
For the purpose of the 2012 Incentive Plan, Aluminum Extrusions Division EBIT excluded the operating results of AACOA, Inc. (or AACOA), which we acquired on October 1, 2012.  EBIT for the Aluminum Extrusions Division improved $4.7 million to $8.2 million in 2012 compared to 2011 driven by better pricing, lower energy costs and the net benefit of approximately $2.5 million from the shutdown of our Kentland, Indiana manufacturing facility.  WC%S improved by 70 basis points to 8.0% in 2012 (excluding the impact of AACOA, as provided under the 2012 Incentive Plan).  This performance was between the target and maximum level bonus opportunity.  As a result, in March of 2013, we paid a short-term incentive cash bonus to Mr. Crowdis at 166% of target.

o
Consolidated Corporate EBIT improved $14.3 million to $65.5 million in 2012 (excluding the results of AACOA, as provided under the 2012 Incentive Plan), increasing primarily due to the results of our Film Products and Aluminum Extrusions Divisions.  Consolidated WC%S improved 40 basis points to 12.3%. This performance was between the threshold and target bonus opportunity.  As a result, in March of 2013, Corporate NEOs (Ms. Taylor and Messrs. O’Leary, King and Scott) were paid short-term incentive cash bonuses between 74% and 89% of target.

•
Long-Term Incentive Plan:  In 2011, the Committee awarded Performance Units to our NEOs, subject to certain vesting criteria tied to 2012 consolidated EPA goals.  As the performance criteria for the Performance Units contingent on 2012 EPA were not met, these Performance Units were not earned by any of our NEOs.  In February, 2012, we made long-term equity incentive awards to our NEOs, which are discussed in more detail below.

In addition to our 2012 financial performance, we continued to make progress on a number of our key strategies, including reducing our customer and market concentration, growing in emerging markets, focusing our efforts on our core manufacturing competencies and improving cash returns for our shareholders.  Key accomplishments in 2012 include:

•
In April 2012, we successfully completed a new $350 million, five-year unsecured revolving credit facility with an option to increase the principal amount by an additional $75 million, strengthening our capital base to further pursue profitable growth through acquisitions and investments in our core businesses.

•
Our capacity expansion project at our Film Products Division manufacturing facility in Cabo de Santo Agostinho, Brazil is progressing on plan with new capacity expected to come on line in early 2014.  This approximately $75 million equipment and building expansion project will support growth expectations of our flexible packaging films customers in Latin America.

•
We acquired AACOA in October, 2012, which adds or expands the position of our Aluminum Extrusions Division in the consumer durables, machinery equipment and transportation markets, and adds fabrication capabilities to our current array of products.

•
Consistent with our strategy to focus our resources on strengthening our position in the manufacturing sector, we completed the divestiture of our mitigation banking business, Falling Springs, LLC, in November, 2012.

•	We increased our quarterly dividend by 33% on an annualized basis to $0.06 per share in the third quarter of 2012, which is our second increase in less than two years.

•	In November, 2012, we declared a special dividend of $0.75 per share on Tredegar’s common stock.

2012 Governance Highlights

The Committee took the following actions in 2012 relating to our executive compensation program to ensure that the interests of Tredegar’s management and shareholders continue to be aligned:

•
The Committee recommended, and our Board adopted, an Executive Incentive-Based Compensation Recoupment Policy.  The Executive Incentive-Based Compensation Recoupment Policy provides that if (a) Tredegar is required to prepare an accounting restatement of its consolidated financial statements due to the material noncompliance by Tredegar with any financial reporting requirement under the U.S. federal securities laws, and (b) a current or former executive officer of Tredegar received incentive-based compensation in excess of the amount of cash or the number of shares of Tredegar common stock that such executive officer would otherwise have received or that would have become vested if the restated financial statements had been used to determine whether such incentive-based compensation should have been received or vested, then Tredegar will recover from such current or former executive officer such excess amount of cash or shares that would have been paid or issued or have become vested according to the restated financial statements, net of any income or employment taxes paid by the current or former executive officer on the incentive-based compensation.

•
We require any NEO who receives an award of restricted stock to retain the shares of restricted stock (net of any shares surrendered to satisfy tax withholding obligations) until the sixth anniversary of the date of grant (with exceptions in the case of a change in control involving Tredegar, death or retirement).

•
We amended our executive stock ownership policy to require all NEOs who are not in compliance with such policy to retain at least 50% of any net shares (shares remaining after shares are sold or netted to pay applicable taxes) received upon vesting of Performance Units and restricted stock awards until the NEO is in compliance with the policy. As of December 31, 2012, all NEOs were in compliance with the policy.

The Role of Shareholder Say-on-Pay Votes

In 2012, we provided our shareholders with the opportunity to cast an advisory vote on the executive compensation paid to our NEOs.  Although the advisory shareholder vote on executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of the vote when making future compensation decisions for NEOs.  At our annual meeting of shareholders held on May 16, 2012, approximately 98% of the votes cast, which, under Virginia law, excludes abstentions and broker non-votes, on the “say-on-pay” proposal approved the compensation of our NEOs while only approximately 2% of the votes were cast against the proposal.  The Committee believes that the shareholder vote endorses the compensation philosophy of the Committee.  The Committee did not make any material adjustments to the 2012 executive compensation program and anticipates keeping in place for 2013 the same executive compensation program components that are disclosed in the Compensation Discussion and Analysis.  The Committee will consider future “say-on-pay” votes by our shareholders in making adjustments to or developing executive compensation programs in the future.

At our 2011 annual meeting, we provided our shareholders with the opportunity to cast an advisory vote on the frequency that our shareholders will be asked to cast an advisory vote on the executive compensation paid to our NEOs (“say-on-frequency vote”).  Our shareholders’ say-on-frequency vote in 2011 was almost evenly divided between a frequency of every year and a frequency of every three years.  As the 2011 say-on-frequency vote was so evenly divided, our Board decided to provide our shareholders with another opportunity at our annual meeting on May 16, 2012 to cast a say-on-frequency vote.  At our 2012 annual meeting, approximately 62% of the votes cast on the say-on-frequency proposal voted that we should conduct a “say-on-pay” vote every three years.  The Committee and our Board concluded that our next say-on-pay vote will be at our 2015 annual meeting.

Compensation Philosophy and Objectives

Tredegar has two primary operating businesses – our Film Products Division and our Aluminum Extrusions Division.  Both businesses operate in highly competitive industries that require outstanding customer service and manufacturing efficiency.  To lead and manage these businesses, we require high-caliber executive talent with strong vision and operational skills.

The objectives of our executive compensation programs are to attract, motivate and retain highly qualified executive officers.  To accomplish these objectives, we rely on a pay strategy that emphasizes performance-based compensation through annual and long-term incentives.  We believe that this pay strategy aligns with our business strategy of generating strong operating results and shareholder value creation while controlling fixed costs.  In this manner, we believe that our executive compensation program supports and reinforces our business objectives and creates a strong link between pay and performance.

Tredegar’s executive compensation philosophy and strategy aims to provide targeted compensation opportunities for base salaries, annual cash incentives and long-term equity incentives near the market 50th percentile in order to attract and retain talent while using a balance of fixed and variable pay programs to align actual compensation earned with company performance.  Allocations between short-term and long-term compensation opportunities and between cash and equity awards take into account market data, but may vary over time and among executives.  This variance is desirable to maintain alignment between executive rewards and business priorities and is necessary to reflect both company-specific and individual factors relevant to pay decisions.  Greater detail regarding these company-specific and individual factors is included in this discussion.

Process and Procedure for Determining Compensation of Executive Officers

The primary role of the Committee is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers, including the NEOs.  The Committee has the overall responsibility to evaluate the performance of and determine the compensation of our Chief Executive Officer, and approve the compensation structure for our other executive officers.  Our Chief Executive Officer makes specific recommendations to the Committee regarding the compensation of our other executive officers based on the compensation structure approved by the Committee.  After review and discussion, the Committee gives its final approval of the compensation for our other executive officers.  The Committee reports regularly to our Board on matters relating to the Committee’s actions.

Under its charter, the Committee has the authority to engage compensation consultants to assist the Committee in fulfilling its responsibilities.  The Committee has engaged Pearl Meyer & Partners (or Pearl Meyer) as its outside advisor for executive compensation.  Pearl Meyer reports directly to the Committee, and the scope of its work is directed by the Committee.  The Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Committee.  In 2011, upon the Committee’s request, Pearl Meyer conducted a competitive market study of executive compensation levels for our NEOs.  The study included the following:

•	the development of a peer group for compensation comparisons;

•	the identification of relevant published compensation survey data;

•	the collection and analysis of compensation levels for similar positions in similar companies;

•	a comparison of Tredegar’s pay levels and pay mix relative to market practices; and

•	a comparison of Tredegar’s performance relative to peer company performance.

The competitive market study conducted by Pearl Meyer in 2011 was based on the 2010 pay data and executive compensation practices at the 13 companies identified in the table below, which were chosen because they operate in industries similar to those in which Tredegar operates, and, at the time they were selected, had similar annual revenues and profitability (collectively referred to as the peer group).  The same peer group was used for pay and performance comparisons.  Based on the peer group, the market pay level was determined for each executive officer.

Company Name	2010 Revenues ($ In Millions)	2010 Market Cap ($ In Millions)	2010 EBIT Margin(1)
Mueller Industries	$2,060	$1,286	5.3%
Griffon Corp	$1,294	$749	2.8%
Kaiser Aluminum Corp	$1,079	$971	4.5%
Spartech Corp	$1,023	$262	1.7%
Enpro Industries Inc.	$865	$751	9.4%
AEP Industries Inc.	$801	$172	1.9%
Buckeye Technologies Inc.	$757	$1,012	9.5%
Quanex Building Products	$798	$708	4.7%
Myers Industries Inc.	$738	$357	3.8%
Tennant Co	$668	$775	5.9%
Neenah Paper Inc.	$658	$287	7.7%
Chart Industries Inc.	$555	$1,590	9.4%
Rogers Corp	$379	$749	7.4%
Median Statistics	$798	$749	5.3%
Tredegar Corp	$740	$623	5.9%

Data from S&P’s Research Insight

(1)      EBIT Margin is defined as earnings before interest and taxes divided by revenue.

In 2012, at the Committee’s request, Pearl Meyer updated the peer market comparisons for executive compensation for the Committee’s use in making 2013 executive compensation decisions.  As part of Pearl Meyer’s update, Pearl Meyer recommended, and Tredegar adopted, certain changes to Tredegar’s peer group in order to better reflect Tredegar’s size and operations.  The revised peer group will be used by the Committee in connection with its 2013 executive compensation decisions.  The revised peer group includes the same companies as listed above, except (1) Mueller Industries was removed from the peer group, and (2) H.B. Fuller Company, Kraton Performance Polymers, Inc., Innospec, Inc. and Calgon Carbon Corporation were added to the peer group.

In determining the compensation of our Chief Executive Officer and approving the compensation structure for our other executive officers, the Committee considers our performance, individual executive performance, recommendations from the Chief Executive Officer (for all positions other than the Chief Executive Officer position), and peer group and published compensation survey data.  In making 2012 executive compensation decisions, the Committee considered the results of the 2011 study.  The Committee also reviews tally sheets prepared by management showing all elements of compensation and total compensation payable to each NEO.  The use of tally sheets is intended to ensure that the Committee has a total compensation perspective when making decisions regarding specific elements of the compensation program and allows for internal equity comparisons among the NEOs.  Both the external market pay data and the internal pay history help guide the Committee’s decision-making, but no precise formulas or percentiles are applied to all of the NEOs in all situations.

Executive Officer Compensation Program

The Committee believes that the various elements of our compensation program effectively achieve the objective of aligning compensation with performance measures that are directly related to Tredegar’s financial goals and creation of shareholder value, without encouraging executives to take unnecessary and excessive risks.  The core elements of the compensation program for our executive officers are described below:

Element	Description	Objective
Base salary	Fixed cash compensation	Reflects competitive market compensation, individual performance, experience and level of responsibility

Bonus	Special discretionary cash bonus	In unusual operating and/or market conditions or circumstances, rewards individual performance that is beyond annual objectives

Annual incentives	Short-term variable compensation via an annual cash incentive plan (for 2012, the 2012 Cash Incentive Plan)	Rewards achievement of financial performance goals and individual performance objectives

Long-term incentives	Long-term variable compensation via the Amended and Restated 2004 Equity Incentive Plan (the 2004 Plan), in the form of:

	• Performance Units	Rewards achievement of long-term performance goals and shareholder value creation

	• Restricted Stock	Rewards achievement of long-term performance goals and shareholder value creation; promotes retention of executive officers

	• Stock Options	Rewards achievement of long-term performance goals and shareholder value creation

Defined Contribution Plans	401(k) Plan and Savings Plan Benefit Restoration Plan	Provides competitive benefits and savings opportunities for retirement

Defined Benefit Plans(1)	Retirement Income Plan (the Pension Plan)	Provides retirement security

(1)
Effective January 1, 2007, we closed the Pension Plan to new employees and froze the pay for active employees used to compute benefits as of December 31, 2007.  Subject to the terms of the Pension Plan, participants will, however, continue to earn benefit credit for each year of service after 2007.  Ms. Taylor and Messrs. Crowdis and Scott are the only NEOs who participate in the Pension Plan as active employees.

2012 Compensation Decisions

Base Salaries

General.  We seek to provide our executive officers with base salaries that are targeted within competitive market levels and that reflect the executive’s skills and abilities, experience, responsibility, internal equity, performance and potential.  The Committee believes setting base salaries at this level allows us to attract, motivate and retain highly qualified executive officers while maintaining an appropriate cost structure.

2012 Base Salary Determinations.  For 2012, the base salary for each NEO was as follows:

Named Executive Officer	2011 Base Salary	2012 Base Salary	% Increase
Nancy M. Taylor	$700,000	$718,900	2.7%
Kevin A. O’Leary	$317,750	$333,638	5.0%
Duncan A. Crowdis	$294,197	$302,140	2.7%
A. Brent King	$304,056	$313,178	3.0%
Larry J. Scott	$194,965	$200,229	2.7%

Base salary increases for Ms. Taylor and Messrs. King, Crowdis and Scott were merit-based adjustments to their 2011 base salaries.  Mr. O’Leary’s increase was partially based on performance (merit adjustment) and partially based on current market positioning (i.e., prior to Mr. O’Leary’s increase, his base salary was 91% of the 50th percentile).  In the case of all of our NEOs other than Ms. Taylor, the amount of the base salary increase was recommended by the Chief Executive Officer and approved by the Committee after considering all relevant factors, including individual performance and contribution to Tredegar, our financial condition, internal equity and the market median base salary for comparable positions at companies in the peer group.

The study that Pearl Meyer conducted in 2011 provided the following comparison of base salary relative to market data for each NEO identified below:

Named Executive Officer	2012 Tredegar Base Salary at December 31, 2012	2011 Market Base Salary (@ 50th Percentile)	Tredegar Base Salary v. Market(1)
Nancy M. Taylor	$718,900	$700,000	103%
Kevin A. O’Leary	$333,638	$350,000	95%
Duncan A. Crowdis	$302,140	$275,000	110%
A. Brent King	$313,178	$295,000	106%
Larry J. Scott	$200,229	$196,500	102%

(1)
Calculated by dividing 2012 Tredegar Base Salary by 2011 Market Base Salary.  Based on advice from Pearl Meyer, we consider salaries to be aligned with our targeted market position as long as actual salaries are within plus or minus 10% of the specified market level (i.e., between 90% and 110% of the 50th percentile).

Annual Incentives

General.  Annual cash incentive opportunities serve to link executive rewards to our financial performance and the achievement of individual objectives.  Each year, we establish business plans for the forthcoming year that include financial, strategic and other goals for each of our operating businesses, including the Film Products Division, the Aluminum Extrusions Division and Tredegar in general.  These business plans are reviewed by our Board.  Annual incentive goals for our executive officers are set based on the approved business plans.

2012 Cash Incentive Plan.  For 2012, each NEO had the following award opportunities as a percentage of 2012 base salary under the 2012 Cash Incentive Plan:

Named Executive Officer	Threshold Bonus %	Target Bonus %	Maximum Bonus %
Nancy M. Taylor	42.5%	85%	170%
Kevin A. O’Leary	27.5%	55%	110%
Duncan A. Crowdis	22.5%	45%	90%
A. Brent King	25%	50%	100%
Larry J. Scott	22.5%	45%	90%

The study that Pearl Meyer conducted in 2011 provided the following comparison of Tredegar’s annual incentive target opportunities (as a percentage of base salary) relative to market data for each NEO identified below:

Named Executive Officer	2012 Tredegar Target	Market Target
Nancy M. Taylor	85%	98%
Kevin A. O’Leary	55%	60%
Duncan A. Crowdis	45%	51%
A. Brent King	50%	53%
Larry J. Scott	45%	*

     *Market median information was unavailable.

To ensure that the annual incentive awards establish a direct link between the interests of our executive officers and our shareholders, the Committee assesses our performance against certain financial measures to establish the size of the incentive pool to be used for payment of annual incentive awards for the current year.  For 2012, two key financial measures of the operating performance of our businesses were used to determine the amount, if any, of the annual incentive pool:  EBIT and WC%S.  In 2011, our Cash Incentive Plan metrics were EBIT and EPA.  For the 2012 Cash Incentive Plan, we replaced EPA with WC%S because we believe that WC%S is a metric that, like EPA, measures capital discipline, but provides a better line-of-sight in our short-term incentive plan to incent performance by our employees.  Consistent with our executive compensation philosophy that compensation be tied to our performance, the financial performance threshold for EBIT or WC%S must be achieved before any incentives can be earned.  The following table sets forth the weightings applied to these categories in 2012 for each NEO:

	2012 Cash Incentive Plan Weightings
Named Executive Officer	Corporate EBIT	Corporate WC%S	Division EBIT	Division WC%S
Nancy M. Taylor	70%	30%	0%	0%
Kevin A. O’Leary	70%	30%	0%	0%
Duncan A. Crowdis	0%	0%	70%	30%
A. Brent King	70%	30%	0%	0%
Larry J. Scott	70%	30%	0%	0%

The Committee believes that these financial performance measures are effective and appropriate at Tredegar because they reflect both income statement performance and capital discipline.

For each of the NEOs, other than Mr. Crowdis, WC%S and EBIT were measured based on our consolidated results; for Mr. Crowdis, WC%S and EBIT were measured based on the performance of the Aluminum Extrusions Division, which Mr. Crowdis leads.  The Committee believes that measuring WC%S and EBIT on a Division basis for Mr. Crowdis and on a consolidated basis for the other NEOs appropriately aligns incentive opportunities with each NEO’s scope of responsibility and accountability.

When setting the financial performance goals for the 2012 Cash Incentive Plan, the Committee reviewed and approved the following performance targets for the 2012 Cash Incentive Plan:

	2012 Targets ($ in Thousands)
	Threshold	Target	Maximum
Film Products Division
WC%S	14.3%	14.0%	13.7%
EBIT	$70,000	$80,000	$93,000
Aluminum Extrusions Division
WC%S	8.9%	8.5%	8.2%
EBIT	$3,000	$6,000	$10,000
Consolidated Corporate
WC%S	12.6%	12.3%	12.0%
EBIT	$58,000	$71,900	$90,000

For purposes of the 2012 Cash Incentive Plan, the following definitions applied to the financial performance measures:

•	WC%S is used as a measure of the cash performance of our Film Products and Aluminum Extrusions Divisions. For the purpose of determining WC%S, the following accounting definitions are used:

o	working capital includes receivables, inventories and accounts payable;

o	sales are net sales (sales less freight); and

o	WC%S is calculated by dividing the 12-month average working capital by annual net sales.

The accounting principles used in determining WC%S are applied on a consistent basis with the immediate prior year, with exceptions approved by the Committee.  For the purposes of WC%S-based incentive award calculations in 2012, WC%S excluded the following:  (1) WC%S results for AACOA, since it was not acquired until October 2012, (2) WC%S results for Bright View Technologies, which was incorporated into the Film Products Division in January 2012, and (3) WC%S results for Terphane, since Terphane was not acquired until October 2011, and management and the Committee determined further evaluation of Terphane’s working capital practices were needed before including Terphane’s WC%S results in the calculation.

•
EBIT excludes unusual items and losses associated with plant shutdowns, asset impairments, restructurings, gains and losses from the sale of assets, investment write-downs and write-ups, gains and losses from non-manufacturing operations, stock option charges under ASC Topic 718, pension income or expense for the Pension Plan, and other items that may be recognized or accrued under GAAP.   The accounting principles used to determine EBIT are applied on a consistent basis with the immediate prior year with exceptions approved by our Chief Executive Officer and Chief Financial Officer.  For the purposes of EBIT-based incentive award calculations for 2012, EBIT excluded the following:

o	discretionary bonuses, since amounts are unpredictable, uncontrollable at the management level, and possibly significant;

o	income or expense relating to restricted stock, performance-based stock or stock unit awards since amounts are dependent on future periods and are therefore subject to significant volatility; and

o	EBIT, as defined above, from any company or entity acquired in the current year. AACOA was acquired in October 2012 and its 2012 full-year results were not included in the determination of EBIT.

We sold our subsidiary, Falling Springs, LLC, on November 20, 2012.  The financial results of Falling Springs through the date of its sale were included in the determination of the consolidated Corporate EBIT and WC%S.

In addition to these financial performance goals, the Committee included individual performance goals in determining the Chief Executive Officer’s incentive payment under the 2012 Cash Incentive Plan.  Individual performance categories for our Chief Executive Officer included:  (1) company financial results, including WC%S and EBIT, (2) improving operational excellence, including safety and quality metrics, (3) developing, implementing and executing of strategies at both corporate and operating company levels, (4) executing the integration of Terphane, (5) succession planning and management development, and (6) monitoring the external business environment.  With respect to the other executive officers, individual performance metrics were drawn from the following categories:  budgets, compliance objectives, successor development objectives, risk management objectives, strategic investment objectives, operating profit, cost reductions, development of strategic plans, process improvement, and organizational effectiveness.  Specific measurements are assigned to each individual performance objective early in the year for which the performance will be measured and results are determined based on the assessment of the degree of accomplishment of each objective.  The Committee does not apply a precise formula in linking individual results to incentive payment amounts, but rather uses these accomplishments, or lack of accomplishments, to determine the incentive amount applicable to the individual component of the formula, up to 100% of the weighting for the individual component.

For 2012, actual financial results were as follows:

	2012 Actual Results
	WC%S	EBIT (in thousands)
Film Products Division	14.4%	$69,950
Aluminum Extrusions Division	8.0%	$8,225
Consolidated Corporate	12.3%	$65,510

These financial results resulted in payouts to our NEOs as follows:

Named Executive Officer	Actual Payout under 2012 Cash Incentive Plan	% of Base 2012 Salary
Nancy M. Taylor	$450,000	63%
Kevin A. O’Leary	$139,211	42%
Duncan A. Crowdis	$225,103	75%
A. Brent King	$138,795	44%
Larry J. Scott	$68,356	34%

The financial results of Corporate were between threshold and target levels under the 2012 Cash Incentive Plan and led to payouts to our NEOs, other than Mr. Crowdis, in amounts between the NEOs’ threshold and target annual incentive opportunities.  The payouts to Messrs. O’Leary, King and Scott were based on straight line interpolation between their threshold and target annual incentive opportunities.  Mr. King received an additional allocation from the annual incentive pool in the amount of $20,000 in recognition of his performance in 2012, including with respect to our acquisition of AACOA and divestiture of Falling Springs (such additional $20,000 is included in the table above in the actual payout to Mr. King).  Such additional bonus amount paid to Mr. King was allocated from the annual incentive pool, as additional awards were made available to certain participants under the terms of our Cash Incentive Plan when individual performance multipliers for participants in the Cash Incentive Plan are less than 100%.  The financial results of our Aluminum Extrusions Division, which exceeded the Division’s business plan goals established for 2012 and were between target and maximum levels under the 2012 Cash Incentive Plan, led to a payout to Mr. Crowdis in an amount based on a straight line interpolation between his target and maximum annual incentive opportunity.  The amount paid to Ms. Taylor was determined based on the incentive formula for financial performance in the 2012 Cash Incentive Plan and the Committee’s assessment of Ms. Taylor’s performance relative to her goals and objectives.  The amounts paid to our NEOs, other than Ms. Taylor, were determined based on the incentive formula for financial performance in the 2012 Cash Incentive Plan and the Chief Executive Officer’s assessment of the NEO’s performance relative to his goals and objectives.  The Committee received and confirmed Tredegar’s performance results before approving the payouts under the 2012 Cash Incentive Plan.

Long-Term Incentives

Long-term incentives, primarily equity-based awards, are an important element of our compensation program.  The 2004 Plan allows for the granting of stock options, restricted stock, stock appreciation rights and other equity awards based on Tredegar common stock, as well as performance-based long-term incentive cash awards.  We believe long-term incentives, such as those permitted by the 2004 Plan, promote our success by focusing employee efforts on achieving those performance goals that lead to long-term growth of shareholder value.

In consultation with Pearl Meyer, the Committee reviewed and considered various forms and methods of providing long-term incentive compensation opportunities to the executive officers.  After considering factors such as pay and performance alignment, shareholder alignment, retention goals, accounting cost, share usage, shareholder dilution, the ratio of short-term and long-term compensation, tax implications, peer group practices, and market trends, the Committee approved for 2012 the use of (1) Performance Units, which are an unfunded promise to deliver shares of common stock in the future upon achievement of both performance and service conditions, (2) service-based restricted stock and (3) stock options under our 2004 Plan.  Service-based restricted stock is intended to further balance the performance and retention objectives of our long-term incentive program and to create additional stock ownership opportunities for executives to further align their interests with shareholders.

The Committee determined that the annual equity grant mix for 2012 for our NEOs would be as follows:  33 1/3% of the annual equity grant value in the form of Performance Units; 33 1/3% of the annual equity grant value in the form of service-based restricted stock; and 33 1/3% of the annual equity grant value in the form of stock options.  The Performance Units can be earned at either the threshold (50%) or target (100%) level, with no proration.

The specific number of Performance Units, restricted shares and stock options is generally based on converting a competitive annual equity grant value into an appropriate number of shares for each form of equity being awarded.  For conversion purposes, Performance Units are valued at the stock price on the date of grant, discounted for anticipated dividends not received over the vesting period, restricted stock is valued using the stock price at the time the conversion is performed, and stock options are valued using the Black-Scholes Option Pricing Model.  For 2012, the Performance Units were valued at 80% of the stock price (a discount of 20%).  However, grant levels are then adjusted up or down based on a variety of factors including but not limited to our performance, the executive’s performance, internal equity, the resulting annual grant rate and share availability under the 2004 Plan.

The Committee administers the 2004 Plan.  Our practice is to grant annual equity-based awards at the Committee’s February or early March meeting.  Awards granted at the February or March meeting generally become effective on the third business day following the release of our fourth quarter earnings for the preceding fiscal year.

2012 Performance Units.  Based upon the considerations described above, in 2012 the Committee approved the following Performance Unit grants to each NEO identified below:

Named Executive Officer	Performance Measure	Grant Date	Award	Fair Value as of Grant Date(1)
Nancy M. Taylor	Improvement in 2014 Consolidated EPA from Operations	3/6/2012	23,200	$218,776
Kevin A. O’Leary	Improvement in 2014 Consolidated EPA from Operations	3/6/2012	6,100	$57,523
Duncan A. Crowdis	Improvement in 2014 Consolidated EPA from Operations	3/6/2012	4,300	$40,549
A. Brent King	Improvement in 2014 Consolidated EPA from Operations	3/6/2012	4,300	$40,549
Larry J. Scott	Improvement in 2014 Consolidated EPA from Operations	3/6/2012	2,200	$20,746

(1)
Under ASC Topic 718, it was assumed that 50% of the Performance Units granted will vest based upon information available on the date of grant.  Performance Units usually vest over a two-year period only if Tredegar meets certain operating thresholds over the vesting period.

Each of the NEOs identified above received a grant of Performance Units tied to 2014 consolidated EPA from ongoing operations goals.  If the performance criteria for the 2014 consolidated EPA from ongoing operations goals are satisfied, the Performance Units earned will vest and be settled in shares of Tredegar common stock on March 15, 2015.  The Committee believes that this design effectively balances the performance and retention objectives of the long-term incentive program.

EPA is a metric used by Tredegar to measure long-term performance of our ongoing operations.  EPA excludes unusual items and losses associated with plant shutdowns, asset impairments, restructurings, gains and losses from the sale of assets, investment write-downs and write-ups, gains and losses from non-manufacturing operations, stock option charges under ASC Topic 718, pension income or expense for the Pension Plan, and other items that may be recognized or accrued under GAAP.   The accounting principles used to determine EPA are applied on a consistent basis with the immediate prior year with exceptions approved by the Committee.  For the purposes of Performance Units granted in 2012 by the Committee, EPA also excluded the following items:

•	discretionary bonuses, since amounts are unpredictable, uncontrollable at the management level, and possibly significant; and

•	income or expense relating to restricted stock, performance-based stock or stock unit awards since amounts are dependent on future periods and are therefore subject to significant volatility.

The Committee determined that, with respect to the calculation of EPA in 2012, the impact of Terphane and AACOA, which were acquired in October 2011 and October 2012, respectively, would be excluded from EPA.

2011 Performance Units Tied to 2012 Performance.  In 2011, the Committee awarded Performance Units tied to our 2012 and 2013 consolidated EPA.  For the purpose of calculating 2012 consolidated EPA for the award, the performance of Terphane was excluded since Terphane was acquired in the fourth quarter of 2011.   The financial performance of Terphane will be included when our 2013 consolidated EPA is calculated for the purpose of these Performance Units.  For the 2011 Performance Unit awards tied to 2012 EPA performance, no Performance Units could be earned unless our consolidated EPA improved by at least $8 million for calendar year 2012 over calendar year 2011.  As the threshold target for the Performance Units was not met, no Performance Units based on our 2012 consolidated EPA were earned.

Restricted Stock.  During 2012, the Committee also approved the following service-based restricted stock grants to each NEO identified below:

Named Executive Officer	Grant Date	Award	Grant Date Fair Value of Award
Nancy M. Taylor	3/6/2012	19,600	$380,240
Kevin A. O’Leary	3/6/2012	4,900	$95,060
Duncan A. Crowdis	3/6/2012	3,400	$65,960
A. Brent King	3/6/2012	3,400	$65,960
Larry J. Scott	3/6/2012	1,800	$34,920

The shares of restricted stock vest three years from the date of grant.  The shares of restricted stock (net of any shares surrendered to satisfy tax withholding obligations) must be retained by the NEO until the earlier of (i) the sixth anniversary of the date of grant, (ii) a change of control of Tredegar, (iii) the NEO’s death, or (iv) the NEO’s retirement.  Upon the issuance of the shares on the date of grant, the NEO listed above is entitled to vote the shares and will be entitled to receive, free of all restrictions, ordinary cash dividends.  On November 21, 2012, our Board of Directors declared a special cash dividend of $0.75 per share of our common stock.  The dividend was payable on December 14, 2012 to holders of record of our common stock as of the close of business on December 7, 2012.  Under the 2004 Plan, upon an extraordinary event, such as a special cash dividend, the Committee is required to determine whether any adjustment must be made to outstanding equity grants and awards to preserve the value of the award and avoid unintended enhancements of value.  On November 21, 2012, in accordance with the 2004 Plan, the Committee determined that all unvested shares of restricted stock, which are entitled to be voted to the same extent as our common stock and are entitled to receive ordinary dividends to the same extent as our common stock, was entitled to receive this special cash dividend, to the same extent as our shares of common stock were entitled to receive the special dividend.  The Committee determined that no adjustments were necessary to any outstanding Performance Units or stock options.

Stock Options.  During 2012, the Committee also approved the following non-qualified stock option grants to each NEO identified below:

Named Executive Officer	Grant Date	Award	Grant Date Fair Value of Award
Nancy M. Taylor	3/6/2012	44,200	$360,230
Kevin A. O’Leary	3/6/2012	11,600	$94,540
Duncan A. Crowdis	3/6/2012	8,200	$66,830
A. Brent King	3/6/2012	8,200	$66,830
Larry J. Scott	3/6/2012	4,200	$34,230

These stock options vest over a total of four years (25% on each of the first four anniversaries of the date of grant), provided the NEO is employed by or provides services to Tredegar on the vesting date.  The stock options have a 10-year term.

Total Compensation

Based on the Pearl Meyer study conducted in 2011, a comparison is provided below of Tredegar’s 2012 actual total compensation relative to market data (measured at the 50th percentile target opportunity for our peer group) for each NEO identified below.  For purposes of the following table, each NEO’s total compensation includes base salary as of December 31, 2012, any payouts under the 2012 Cash Incentive Plan and the grant date fair value of 2012 long-term incentives (including the maximum grant date fair value of Performance Units).

Named Executive Officer	2012 Tredegar Total Compensation	Market Total Compensation (@ 50th Percentile Target Opportunity)	Tredegar Total Compensation v. Market(1)
Nancy M. Taylor	$2,123,421	$2,760,000	77%
Kevin A. O’Leary	$716,000	$940,000	76%
Duncan A. Crowdis	$698,444	$585,000	119%
A. Brent King	$623,032	$675,000	92%
Larry J. Scott(2)	$357,165	N/A	N/A

(1)
Calculated by dividing 2012 Tredegar Total Compensation by Market Total Compensation.  Mr. Crowdis’ total 2012 compensation exceeds 110% of the 50th percentile market level as a result of the Aluminum Extrusions Division achieving near maximum WC%S and EBIT goals, which resulted in Mr. Crowdis receiving a payout under the 2012 Cash Incentive Plan near the maximum level.

(2)	Total compensation market comparisons were unavailable for Mr. Scott’s position.

Other Benefits for Chief Executive Officer and Executive Officers

In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and other NEOs with the same benefits package available to all of our salaried employees.  When setting and determining annual compensation, the Committee reviews and considers all elements of compensation, including the benefits listed below:

•	health and dental insurance (portion of costs);

•	basic life insurance;

•	long-term disability insurance;

•	Savings Plan and Savings Plan Benefit Restoration Plan (401(k) plan); and

•	the Pension Plan.

We do not provide executives with additional benefits or perquisites, such as:

•	company cars or vehicle allowances;

•	personal use of corporate assets; and

•	company-funded deferred compensation programs.

We do not believe that these types of benefits are currently needed to attract, motivate and retain highly qualified executive officers.

Agreements with Executive Officers

As has been our practice, we do not currently have employment agreements with any of our executive officers.  Effective January 31, 2010, we entered into a severance agreement with Ms. Taylor in connection with her promotion to serve as Tredegar’s President and Chief Executive Officer.  We believed that it was appropriate to provide reasonable employment protection to Ms. Taylor during her transition to her new position at Tredegar given the difficulty of attracting and retaining high quality leaders and the significant contributions she had made and was expected to continue to make to Tredegar as well as her long tenure with Tredegar, which gives her a unique company perspective.  Ms. Taylor’s severance agreement:

•	has an initial term that ends on January 30, 2015 and does not automatically renew;

•
generally limits the payment to Ms. Taylor upon her resignation with good reason or termination without cause to two times the sum of her base salary and target bonus under the annual cash incentive plan (prorated in the event of her resignation not involving a change in control of Tredegar);

•	includes a “double trigger” in the event of a change in control of Tredegar; and

•	does not provide for tax gross-ups.

The Committee believes that the terms of the severance agreement with Ms. Taylor are reasonable and are consistent with evolving market norms for such agreements.

Other than as described above for Ms. Taylor, we do not offer severance agreements to our executive officers, nor have we offered them agreements for employment or retention with Tredegar.  However, to ensure that we will have the continued dedicated service of our NEOs notwithstanding the possibility, threat or occurrence of a change in control, in 2012, we entered into change in control severance agreements (the Change in Control Agreements) with Messrs. O’Leary and King, and Ms. Mary Jane Hellyar, our Corporate Vice President and President of our Film Products Division (who was not an NEO in 2012).  It is our belief that the Change in Control Agreements serve the best interests of Tredegar and its shareholders by ensuring that if a hostile or friendly change in control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board about the potential transaction in the best interests of the shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a change in control, such as fear of the economic consequences of losing their jobs as a result of a change in control.  Each of the Change in Control Agreements includes the same terms and conditions described above in Ms. Taylor’s severance agreement, except the Change in Control Agreements only apply in connection with a change in control (i.e., the agreements for Messrs. O’Leary and King and Ms. Hellyar do not include general severance provisions that apply outside of the context of a change in control of Tredegar).

Ms. Taylor, Ms. Hellyar and Messrs. O’Leary and King are the only employees of Tredegar who have contractual change in control agreements.  The Change in Control Agreements are described in more detail below in the section entitled “Other Potential Payments Upon Termination in Change in Control” beginning on page 57 of this proxy statement.

Corporate Tax and Accounting Considerations

The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for our Chief Executive Officer or our next four most highly-compensated officers, other than our Chief Financial Officer.  Internal Revenue Code Section 162(m) (or Section 162(m)) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

The Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs, but reserves the right to award compensation that is not deductible under Section 162(m) if it is determined to be in the best interests of Tredegar and our shareholders.  In 2012, Ms. Taylor’s compensation exceeded the maximum deductible compensation under Section 162(m).  No other NEO received compensation in excess of $1 million.

As noted above, we attempt to operate in a manner that maintains an appropriate cost structure.  As part of our efforts, we regularly review the accounting treatment of different forms of compensation, including the forms of awards available under the 2004 Plan, to determine which forms of awards, if any, (1) serve to motivate appropriately our executive officers to enhance shareholder value and (2) enable us to operate within an appropriate cost structure.

Risk Analysis of Executive Compensation Program

In 2012, the Committee asked management to undertake a risk assessment of Tredegar’s compensation programs and asked Pearl Meyer to review the assessment with regard to our executive compensation program.  The assessment confirmed that our compensation programs do not incentivize our employees to take risks that are reasonably likely to have a material adverse effect on Tredegar.  The Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to Tredegar’s overall business strategy.  In its discussions, the Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	target executive compensation that is aligned with a well-defined industry peer group;

•	short-term and long-term compensation programs based on financial metrics that measure both income statement performance and capital discipline;

•	placement of a significant portion of our executive compensation “at risk” and dependent upon achieving specific corporate and individual performance goals;

•	stock ownership requirements that align executives’ interests with those of our shareholders;

•	the absence of employment contracts with our executives;

•	the absence of severance agreements with our executives, other than Ms. Taylor, whose agreement has a five-year term that does not automatically renew and does not contain an excise tax gross-up;

•	long-term incentive equity awards and grants comprised of multiple forms (Performance Units, restricted stock and stock options) vesting over multiple years;

•	the use of rolling three-year Performance Units to lengthen the overall measurement period;

•
having an incentive compensation recoupment (clawback) policy, which was adopted in 2012, to authorize the potential recovery or adjustment of cash incentive payments and long-term equity payments paid to NEOs and other recipients under certain circumstances; and

•	having each executive’s short-term incentive opportunity capped at two times his or her target bonus.

Executive Stock Ownership Policy

Tredegar places a strong emphasis on equity ownership by executive officers and other members of senior management in order to strengthen the alignment of our executives’ interests with shareholder long-term interests.  Our Chief Executive Officer is required to acquire and maintain ownership of common stock with a value equal to five times her base salary.  Our other executive officers are required to acquire and maintain ownership of common stock with a value equal to 1.25 times their base salary.  The following types of common stock are counted toward the ownership total:  shares held outright by the executive or his or her family, in trust for the benefit of the executive, in the executive’s 401(k) plan, and restricted stock held by the executive (both vested and nonvested).  Fifty percent of the target ownership requirement must be achieved within three years of the effective date of the policy (February 10, 2011) and full compliance with the target ownership must be achieved within six years of the effective date.  If a participant is newly hired or promoted, the time periods apply from the date of hire or promotion, as the case may be.  On February 23, 2012, the Committee amended the policy to provide that all NEOs and other employees covered by the policy who are not in compliance with the policy must retain at least 50% of any net shares (shares remaining after shares are sold or netted to pay applicable taxes) received upon vesting of Performance Units and restricted stock awards until the NEO or other employee is in compliance with the policy.  The Committee reviews the holdings of our NEOs annually.  As of December 31, 2012, each of our NEOs met their ownership targets in accordance with the policy.

Executive Incentive-Based Compensation Recoupment Policy

The Board, based on the Committee’s recommendation, approved and adopted an Executive Incentive-Based Compensation Recoupment Policy (or the Recoupment Policy), effective as of August 2, 2012 (or the Effective Date).  The purpose of the Recoupment Policy is to (i) prevent the unjust enrichment of current or former executive officers by permitting Tredegar to recover incentive-based compensation that was paid or issued or became vested as a result of financial results that were later determined to be incorrect, and (ii) mitigate the risk of manipulation of data used to determine the payment, issuance or vesting of incentive-based compensation.  The Recoupment Policy applies to all incentive-based compensation granted on or after the Effective Date to current or former executive officers of Tredegar.  The Recoupment Policy provides that if (a) Tredegar is required to prepare an accounting restatement of its consolidated financial statements due to the material noncompliance by Tredegar with any financial reporting requirement under the U.S. federal securities laws, and (b) a current or former executive officer of Tredegar received incentive-based compensation in excess of the amount of cash or the number of shares of Tredegar common stock that such executive officer would otherwise have received or that would have become vested if the restated financial statements had been used to determine whether such incentive-based compensation should have been received or vested, then Tredegar will recover from such current or former executive officer such excess amount of cash or shares that would have been paid or issued or have become vested according to the restated financial statements, net of any income or employment taxes paid by the current or former executive officer on the incentive-based compensation.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the Chief Executive Officer and approving the compensation structure for Tredegar’s other executive officers.  In fulfilling its responsibilities, the Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

Executive Compensation Committee:

Richard L. Morrill, Chairman
Donald T. Cowles
George A. Newbill

February 21, 2013

COMPENSATION OF EXECUTIVE OFFICERS

The individuals named below include our President and Chief Executive Officer, our Chief Financial Officer and our three other highest compensated executive officers (collectively, our named executive officers) as of December 31, 2012.  Information relating to total compensation is provided where applicable, for the fiscal years ended December 31, 2012, 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compen- sation($)(3)		Change in Pension Value and Non- qualified Deferred Compensation Earnings($)		All Other Compen-sation($)		Total($)
Nancy M. Taylor	2012	714,175	-0-	599,016	360,230	450,000		138,570	(5)	93,830	(8)	2,355,821
President and	2011	700,000	-0-	313,472	631,845	-0-		102,828	(6)	42,555		1,790,700
Chief Executive Officer(4)	2010	675,000	-0-	342,600	747,000	957,709		67,882	(7)	37,706		2,827,897
Kevin A. O'Leary	2012	329,666	-0-	152,583	94,540	139,211		-0-	(9)	28,155	(8)	744,155
Vice President,	2011	315,813	20,000	63,488	126,540	-0-		-0-	(9)	16,950		542,791
Chief Financial officer and Treasurer	2010	310,000	-0-	68,520	149,400	310,000		-0-	(9)	15,980		853,900
Duncan A. Crowdis	2012	300,002	-0-	106,509	66,830	225,103		81,235	(5)	26,248	(8)	805,927
Vice President	2011	292,265	-0-	63,488	126,540	256,192		73,760	(6)	16,508		828,753
and President, Aluminum Extrusions	2010	284,598	-0-	59,955	149,400	215,818		52,594	(7)	15,403		777,768
A. Brent King	2012	310,898	-0-	106,509	66,830	138,795	(10)	-0-	(9)	25,944	(8)	648,976
Vice President,	2011	302,202	20,000	63,488	126,540	-0-		-0-	(9)	17,491		529,721
General Counsel	2010	294,480	-0-	68,520	149,400	296,640		-0-	(9)	16,324		825,364
and Secretary
Larry J. Scott	2012	198,913	-0-	55,666	34,230	68,356		104,287	(5)	16,637	(8)	478,089
Vice President,	2011	193,776	10,000	31,744	63,270	-0-		92,624	(6)	10,801		402,215
Audit	2010	189,278	-0-	34,260	74,700	171,189		99,581	(7)	10,186		579,194

(1)           Represents the grant date fair value computed in accordance with ASC Topic 718.  Stock Awards include Performance Units and restricted stock awards.  In the case of the Performance Units, the above amounts for 2011 and 2010 assume that the Performance Units will not vest at any payout level based upon the information available at the date of grant.  For the 2012 grant, the above amounts assume that 50% of the Performance Units granted will vest based upon information available on the date of grant.  Performance Units vest only if Tredegar meets certain operating thresholds over the applicable vesting period.  If it were probable at the grant date that the total number of shares granted related to the Performance Units would vest, the grant date fair value of the stock award for each of our named executive officers would be as follows:

Named Executive Officer	2012	2011	2010
Nancy M. Taylor	$437,552	$381,983	$762,850
Kevin A. O’Leary	115,046	108,584	148,368
Duncan A. Crowdis	81,098	108,584	130,557
A. Brent King	81,098	108,584	148,368
Larry J. Scott	41,492	58,170	42,750

For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP.  For a description of the assumptions we used, see Note 1 to our financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and is incorporated by reference into this proxy statement.

(2)           Represents the grant date fair value computed in accordance with ASC Topic 718.  For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP.  For a description of the assumptions we used, see Note 1 to our financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and is incorporated by reference into this proxy statement.  The actual value a named executive officer may receive depends on market prices, and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized.  No gain to a named executive officer is possible without an appreciation in stock value.

(3)           Represents cash awards to the named executive officers under Tredegar’s annual cash incentive plans for 2012, 2011 and 2010.

(4)           Ms. Taylor was elected President and Chief Executive Officer on January 31, 2010.  Prior to her election as President and Chief Executive Officer, Ms. Taylor served as Executive Vice President and as President of Tredegar Film Products Corporation.

(5)           This amount represents the change in actuarial present value in the Pension Plan from December 31, 2011 to December 31, 2012.

(6)           This amount represents the change in actuarial present value in the Pension Plan from December 31, 2010 to December 31, 2011.

(7)           This amount represents the change in actuarial present value in the Pension Plan from December 31, 2009 to December 31, 2010.

(8)           These amounts include the following:

Name	Matching Contributions under the Tredegar Corporation Retirement Savings Plan($)	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares of Restricted Stock($)	Total($)
Nancy M. Taylor	12,500	23,209	6,360	51,761	93,830
Kevin A. O’Leary	12,313	4,170	458	11,214	28,155
Duncan A. Crowdis	11,514	3,486	1,706	9,542	26,248
A. Brent King	11,630	3,915	423	9,976	25,944
Larry J. Scott	7,443	2,503	1,595	5,096	16,637

(9)           Mr. O’Leary and Mr. King are not eligible to participate in the Pension Plan.

(10)         Of this amount, $20,000 represents an additional allocation from the annual incentive pool under the 2012 Cash Incentive Plan.  See “Compensation Discussion and Analysis – 2012 Compensation Decisions – Annual Incentives.”

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Nancy M. Taylor		305,533	611,065	1,222,130
	3/6/2012				23,200				218,776
	3/6/2012					19,600			380,240
	3/6/2012						44,200	19.40	360,230
Kevin A. O'Leary		91,750	183,501	367,002
	3/6/2012				6,100				57,523
	3/6/2012					4,900			95,060
	3/6/2012						11,600	19.40	94,540
Duncan A. Crowdis		67,982	135,963	271,926
	3/6/2012				4,300				40,549
	3/6/2012					3,400			65,960
	3/6/2012						8,200	19.40	66,830
A. Brent King		78,295	156,589	313,178
	3/6/2012				4,300				40,549
	3/6/2012					3,400			65,960
	3/6/2012						8,200	19.40	66,830
Larry J. Scott		45,052	90,103	180,206
	3/6/2012				2,000				20,746
	3/6/2012					1,800			34,920
	3/6/2012						4,200	19.40	34,230

(1)           Represents the annual incentive opportunities under the 2012 Cash Incentive Plan.  The actual amount paid to each named executive officer under the 2012 Cash Incentive Plan is included under “Summary Compensation Table – Non-Equity Incentive Plan Compensation” above.

(2)           Represents Performance Units granted in 2012.  Under ASC Topic 718, it was assumed that 50% of the Performance Units granted will vest based upon the information available at the date of grant.  See “Compensation Discussion and Analysis – Long-Term Incentives – 2012 Performance Units” beginning on page 42 of this proxy statement for additional information, including the vesting criteria associated with the Performance Units.

(3)           Represents restricted stock awards granted in 2012.

(4)           Represents options granted to each named executive officer under the 2004 Plan.

Outstanding Equity Awards At Fiscal Year-End

The following table presents information regarding the number and value of stock option awards and stock awards for the named executive officers outstanding as of the fiscal year ended December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#) Exercisable	(#) Unexercisable		($)		(#)		($)	(#)		($)
Nancy M. Taylor	30,000	0		15.80	2/21/2015	20,000	(4)	408,400	9,850	(7)	201,137
	37,500	0		18.12	2/18/2016	15,800	(5)	322,636	9,850	(8)	201,137
	100,000	0		17.13	2/18/2017	19,600	(6)	400,232	23,200	(9)	473,744
	0	73,900	(2)	19.84	2/15/2018
	0	44,200	(3)	19.40	3/6/2022
Kevin A. O'Leary	6,000	-		14.06	11/17/2015	4,000	(4)	81,680	2,800	(7)	57,176
	7,000	-		18.12	2/18/2016	3,200	(5)	65,344	2,800	(8)	57,176
	20,000	-		17.13	2/18/2017	4,900	(6)	100,058	6,100	(9)	124,562
	0	14,800	(2)	19.84	2/15/2018
	0	11,600	(3)	19.40	3/6/2022
Duncan A. Crowdis	15,000	0		15.80	2/21/2015	3,500	(4)	71,470	2,800	(7)	57,176
	19,500	0		18.12	2/18/2016	3,200	(5)	65,344	2,800	(8)	57,176
	20,000	0		17.13	2/18/2017	3,400	(6)	69,428	4,300	(9)	87,806
	0	14,800	(2)	19.84	2/15/2018
	0	8,200	(3)	19.40	3/6/2022
A. Brent King	20,000	0		14.06	11/17/2015	4,000	(4)	81,680	2,800	(7)	57,176
	20,000	0		17.13	2/18/2017	3,200	(5)	65,344	2,800	(8)	57,176
	0	14,800	(2)	19.84	2/15/2018	3,400	(6)	69,428	4,300	(9)	87,806
	0	8,200	(3)	19.40	3/6/2022
Larry J. Scott	0	7,400	(2)	19.84	2/15/2018	2,000	(4)	40,840	1,500	(7)	30,630
	0	4,200	(3)	19.40	3/6/2022	1,600	(5)	32,672	1,500	(8)	30,630
						1,800	(6)	36,756	2,200	(9)	44,924

(1)           In accordance with the stock option plans under which the shares indicated in the table were granted, the per share exercise price for the stock options was not less than the fair market value of the shares of Tredegar common stock on the date of the grant of the option, as determined by the closing price as reported on the NYSE on that date.

(2)           The stock options became exercisable on February 15, 2013.

(3)           The stock options become exercisable in equal installments of 25% of the number of shares granted on each of the first four anniversaries of grant (March 6, 2012).

(4)           The shares of restricted Tredegar common stock vested on February 19, 2013.

(5)           The shares of restricted Tredegar common stock will vest on February 15, 2014.

(6)           The shares of restricted Tredegar common stock will vest on March 6, 2015.

(7)           These Performance Units were tied to 2012 consolidated EPA from manufacturing operations goals; the performance criteria for 2012 were not satisfied; therefore, the Performance Units were not earned.

(8)           These Performance Units are tied to 2013 consolidated EPA from manufacturing operations goals; if the performance criteria for 2013 are satisfied, the shares will be earned by the named executive officer and will vest on March 15, 2014.

(9)           These Performance Units are tied to 2014 consolidated EPA from manufacturing operations goals; if the performance criteria for 2014 are satisfied, the shares will be earned by the named executive officer and will vest on March 15, 2015.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options and vesting of stock (including restricted stock, Performance Units or other similar instruments) for the named executive officers during the fiscal year ended December 31, 2012.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Nancy M. Taylor	22,500	99,900	6,450	154,413
Kevin A. O’Leary	-0-	-0-	-0-	-0-
Duncan A. Crowdis	18,000	68,464	3,350	80,199
A. Brent King	-0-	-0-	2,500	59,850
Larry J. Scott	29,800	47,058	1,650	39,501

Pension Benefits

The following table presents information as of December 31, 2012 concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement.  Messrs. O’Leary and King are not eligible to participate in the Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)
		(#)	($)
Nancy M. Taylor	Pension Plan	21	682,070
Duncan A. Crowdis	Pension Plan	13.92	444,060 (2)
Larry J. Scott	Pension Plan	32	1,197,543

(1)	For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the following assumptions:

	12/31/2010	12/31/2011	12/31/2012
Discount Rate	5.45% (Pension Plan) 5.05% (Restoration Plan)	4.95% (Pension Plan) 4.70% (Restoration Plan)	4.21% (Pension Plan) 3.80% (Restoration Plan)
Mortality Table	RP-2000 Combined Healthy Mortality Table, projected with Scale AA
Retirement Age	Age 60, or current age, if older
Preretirement Decrements	None
Payment Option	Single life annuity with five years of benefits guaranteed

(2)
The Present Value of Mr. Crowdis’ Accumulated Benefit is based solely upon the benefit amount payable under the Pension Plan.  It excludes his benefit under his prior plans in Canada because neither Tredegar nor the Pension Plan has a liability for that amount.

Pension Plan

The Tredegar Corporation Retirement Income Plan (or the Pension Plan) is a defined benefit pension plan applicable generally to salaried, full-time employees who are not covered by a collective bargaining agreement.  Of the named executive officers, only Ms. Taylor and Messrs. Crowdis and Scott participate in the Pension Plan.

The Pension Plan assumes a normal retirement age of 65 and does not impose a vested service requirement as a condition to paying benefits to a participant who retires upon reaching that age.  In most other cases involving a separation of service from Tredegar before age 65, a participant must have accrued at least five years of pension vesting service, as defined in the Pension Plan, in order to be entitled to receive any benefits under the Pension Plan.  The Pension Plan, however, allows participants who reach the age of 55 and have accrued at least ten years of pension vesting service to elect early retirement.  As of December 31, 2012, our named executive officers had accrued the following number of pension vesting service years under the Pension Plan for their service through December 31, 2012:

Name	Vesting Years
Nancy M. Taylor	21
Duncan A. Crowdis	14
Larry J. Scott	32

A participant who retires at age 65 or later, with certain exceptions, is entitled to a monthly benefit paid as a single life annuity with five years of guaranteed payments.  The monthly payment equals 1/12 th of the sum of:

•
1.1% of his or her final average pay (which is calculated and frozen as of December 31, 2007 and determined by averaging the participant’s base salary plus 50% of incentive bonuses for his or her three consecutive highest paid years in the ten-year period preceding January 1, 2008) multiplied by the number of years of pension benefit service he or she has accrued; and

•	0.4% of his or her final average pay in excess of the participant’s 2007 social security covered compensation, multiplied by his or her years of pension benefit service.

For a participant who retires prior to age 65, the amount of his or her retirement benefit is reduced by 7/12 of 1% for each calendar month, up to a maximum of 60 months, if the benefit is started prior to age 60.

Unless he or she elects otherwise, a participant in the Pension Plan who is married as of the date he or she is eligible to begin receiving payments under the Pension Plan will receive his or her payments as a qualified joint and survivor annuity, which is the actuarial equivalent of the single life annuity with five years guaranteed.  This form of annuity provides a reduced monthly retirement benefit payable to the participant for life followed by monthly payments to his or her spouse in an amount equal to 50% of the amount the participant received during life.  Under the contingent annuity option of the Pension Plan, an unmarried participant may also elect to receive reduced monthly payments for life followed by monthly payments to a named contingent annuity in an amount equal to 100%, 75% or 50% of the amount payable to the participant during his or her lifetime.

In accordance with the provision in the Pension Plan allowing us to amend, modify or terminate it at any time, effective January 1, 2007, we closed the Pension Plan to new participants and froze the pay and covered compensation used to compute benefits for existing participants as of December 31, 2007.  Existing participants in the Pension Plan will, however, continue to earn benefit credit for each year of service after 2007, subject to the terms of the Pension Plan.

Nonqualified Deferred Compensation

The following table presents information concerning the Savings Plan Benefit Restoration Plan for Employees of Tredegar Corporation (or the SPBR Plan), which is a defined contribution plan that provides for the deferral of compensation of the named executive officers on a basis that is not tax qualified.

Name	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)
	($)	($)	($)	($)
Nancy M. Taylor	29,569	(4,367)	-0-	150,120
Kevin A. O’Leary	4,628	(239)	-0-	12,399
Duncan A. Crowdis	5,192	(2,655)	-0-	40,046
A. Brent King	4,337	(211)	-0-	11,476
Larry J. Scott	4,098	(2,562)	-0-	37,069

(1)
These amounts represent the sum of the amounts included in Note (8) to the Summary Compensation Table on page 49 of this proxy statement under the columns “Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan” and “Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan.”

(2)	These amounts include the following amounts that were previously reported as compensation in the Summary Compensation Table of our 2012 proxy statement:

Name	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Total($)
Nancy M. Taylor	23,209	6,360	29,569
Kevin A. O’Leary	4,170	458	4,628
Duncan A. Crowdis	3,486	1,706	5,192
A. Brent King	3,915	423	4,338
Larry J. Scott	2,503	1,595	4,098

Because of Internal Revenue Code limitations on the matching contributions we are entitled to make on behalf of highly-compensated employees to Tredegar’s Savings Plan, we adopted the SPBR Plan under which we credit the matching contribution we would have been able to make to the Savings Plan, but for the Internal Revenue Code limitations, to an account representing the employee’s interest in the SPBR Plan for each payroll period.  Every employee who qualifies as highly-compensated becomes a member of the SPBR Plan as of the date his or her contributions to the Savings Plan are limited by IRS regulations.

Our contributions to the SPBR Plan are converted to phantom shares of Tredegar common stock based on the fair market value at the end of the month in which the contributions are credited.  Contributions to the SPBR Plan either match those that could not be made to the Savings Plan because of Internal Revenue Code limitations or are dividends on shares of stock already credited to the participant.

The value of an account at any given time is based upon the fair market value of Tredegar common stock.  The fair market value of Tredegar common stock was $20.42 on December 31, 2012.  We reserve the right to terminate or amend the SPBR Plan at any time.

A participant in the SPBR Plan becomes 100% vested in his or her benefit under the Plan if he or she works at least one hour on or after January 1, 2008.

If a participant retires at age 65, dies or separates from employment due to death or a disability, he or she receives a distribution of the total value of his or her benefit under the SPBR Plan on the last day of the month following distribution of benefits under the Savings Plan, subject to Internal Revenue Code Section 409A.  A participant who otherwise separates from service receives the value of his or her vested benefit in the SPBR Plan as of the last day of the month during which he or she receives the distribution of his or her vested benefit in the Savings Plan, subject to Internal Revenue Code Section 409A.

Other Potential Payments Upon Termination or a Change in Control

Equity Incentive Plans

Grants under the Amended and Restated 2004 Equity Incentive Plan.  Under the 2004 Plan, Performance Units, shares of restricted Tredegar common stock and stock options granted vest immediately upon the named executive officer’s death, termination of employment due to disability, a change of control of Tredegar, or retirement (except in the case of the Performance Units and provided that the named executive officer has reached 65 years of age).

The 2004 Plan generally provides that a change in control occurs if (1) a person (or a group of persons) becomes the owner of 50% or more of our voting securities, (2) there is a substantial change in the composition of our Board, (3) there is a business combination in which our shareholders own 80% or less of the surviving entity or (4) our shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.

The table included below assumes a change in control occurred on December 31, 2012 and provides the value that each named executive officer could have realized from the equity awards he or she held as of December 31, 2012, based on the closing price of shares of Tredegar common stock on the NYSE on December 31, 2012, which was $20.42.

Name	Equity Awards (#)	Exercise Price ($/Sh)	Value upon Change of Control ($)
Nancy M. Taylor	30,000	15.80	138,600
	37,500	18.12	86,250
	100,000	17.13	329,000
	20,000	-	408,400
	73,900	19.84	42,862
	15,800	-	322,636
	9,850	-	201,137
	9,850	-	201,137
	44,000	19.40	44,880
	19,600	-	400,232
	23,200	-	473,744
			2,648,878

Kevin A. O'Leary	6,000	14.06	38,160
	7,000	18.12	16,100
	20,000	17.13	65,800
	4,000	-	81,680
	3,200	-	65,344
	14,800	19.84	8,584
	2,800	-	57,176
	2,800	-	57,176
	11,600	19.40	11,832
	4,900	-	100,058
	6,100	-	124,562
			626,472

Duncan Crowdis	15,000	15.80	69,300
	19,500	18.12	44,850
	20,000	17.13	65,800
	3,500	-	71,470
	3,200	-	65,344
	14,800	19.84	8,584
	2,800	-	57,176
	2,800	-	57,176
	8,200	19.40	8,364
	3,400	-	69,428
	4,300	-	87,806
			605,298

A. Brent King	20,000	14.06	127,200
	20,000	17.13	65,800
	4,000	-	81,680
	3,200	-	65,344
	14,800	19.84	8,584
	2,800	-	57,176
	2,800	-	57,176
	8,200	19.40	8,364
	3,400	-	69,428
	4,300	-	87,806
			628,558

Larry J. Scott	2,000	-	40,840
	1,600	-	32,672
	7,400	19.84	4,292
	1,500	-	30,630
	1,500	-	30,630
	4,200	19.40	4,284
	1,800	-	36,756
	2,200	-	44,924
			225,028

Severance Agreement

Effective January 31, 2010, we entered into a Severance Agreement (or the Agreement) with Ms. Taylor.

If Ms. Taylor is terminated without cause (as defined in the Agreement) or resigns with good reason (as defined in the Agreement) during the 90-day period before a change in control (as defined in the Agreement) or before the second anniversary of a change in control, she will be entitled to a payment equal to two times her base salary plus two times her target bonus (as defined in the Agreement).  If Ms. Taylor is terminated without cause or resigns with good reason at other times, she will be entitled to a payment equal to two times her base salary plus a pro rata amount of her target bonus.

Upon a termination without cause or resignation with good reason, outstanding options will become exercisable and remain exercisable for the terms set forth in the relevant option agreement, outstanding restricted stock awards will be vested, and outstanding stock units will be vested and settled with a cash payment.  However, outstanding options, restricted stock and stock units that vest based on the attainment of performance objectives will remain outstanding and will vest or become exercisable only to the extent that the performance objectives are achieved.

If Ms. Taylor is terminated without cause or resigns with good reason, she also will be entitled to reimbursement of premiums paid for continued health plan coverage under COBRA for up to 18 months of coverage.

In addition, under the terms of the Agreement and in consideration of the payments set forth in the Agreement, Ms. Taylor covenants not to compete with Tredegar for a two-year period after her termination or resignation, subject to limited exceptions, as a principal, agent, employee, employer, consultant, or otherwise, or in any other individual or representative capacity, directly or indirectly, or to render any services for a competitor (as defined in the Agreement) that are substantially similar to or the same as those Ms. Taylor provided to Tredegar.

The Agreement has an initial term that ends on January 30, 2015.  However, if a change in control occurs during the term of the Agreement, the term of the Agreement will end on the later of January 30, 2015 or the day before the second anniversary of the change in control.

As of December 31, 2012, Ms. Taylor would have been entitled to the following payments under the Agreement:

If termination without cause or resignation with good reason occurred on December 31, 2012
Payment Based on Annual Salary and Bonus	$2,048,865
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	2,648,878
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	15,215

If termination or resignation with good reason occurred on December 31, 2012, within 90 days before, or before the second anniversary of, a Control Change Date
Payment Based on Annual Salary and Bonus	$2,659,930
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	2,648,878
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	15,215

(1)
The effect of accelerating any unvested restricted stock award and unvested Performance Unit awards at December 31, 2012 is based on the number of each such award multiplied by the closing price of Tredegar common stock on December 31, 2012.  The effect of accelerating any unvested stock option at December 31, 2012 is based on the difference between the closing price of Tredegar common stock on December 31, 2012 and the respective option’s exercise price.

(2)
Tredegar has agreed to reimburse Ms. Taylor for the cost of such coverage until the earlier of (a) the date that Ms. Taylor or her qualified beneficiary is no longer entitled to continue coverage under COBRA or (b) the end of the eighteenth month of such coverage.

Change in Control Agreements

Effective March 23, 2012, we entered into change in control severance agreements (or the Change in Control Agreements) with each of Messrs. O’Leary and King.

If, during the term of the Change in Control Agreements, Mr. O’Leary or Mr. King, as applicable, is terminated without cause (as defined in the Change in Control Agreements) or resigns with good reason (as defined in the Change in Control Agreements), during the 90-day period before a change in control (as defined in the Change in Control Agreements), or before the second anniversary of a change in control (or a Covered Termination), he will be entitled to a payment equal to two times his base salary plus two times his target bonus (as defined in the Change in Control Agreements).

The Change in Control Agreements include provisions regarding outstanding equity or equity-based awards in the event of a Covered Termination.  Specifically, unvested option awards that would vest solely on account of continued employment will be vested and will remain exercisable until the expiration date of the option, and unvested restricted stock awards and stock unit awards that would vest solely on account of continued employment will be vested.  However, outstanding options, restricted stock and stock units that would vest based on the attainment of performance objectives will remain outstanding and will vest or become exercisable only to the extent that the performance objectives are achieved.

In the event of a Covered Termination, Mr. O’Leary or Mr. King, as applicable, also will be entitled to reimbursement of premiums paid for continued health plan coverage under COBRA for up to 18 months of coverage.

In addition, under the terms of the Change in Control Agreements and in consideration of our promise to pay benefits in accordance with the terms of the Change in Control Agreements, Messrs. O’Leary and King covenant, for a two-year period, not to solicit or attempt to solicit, directly or indirectly, Tredegar’s or an affiliate’s customers and not to render any services for a competitor that are substantially similar to those Mr. O’Leary or Mr. King, as applicable, provided Tredegar or an affiliate.  Messrs. O’Leary and King also covenant, for a one-year period, not to offer employment to, hire, solicit, or cause to be solicited or recruited, directly or indirectly, any employee of Tredegar or any affiliate for the purpose of having such employee terminate his or her employment with Tredegar  or any affiliate.

The Change in Control Agreements have an initial term that ends on January 30, 2015.  However, if a change in control occurs on or before January 30, 2015, the term of the Change in Control Agreements will end on the later of January 30, 2015 or the day before the second anniversary of the change in control.

As of December 31, 2012, Mr. O’Leary would have been entitled to the following payments under the Change in Control Agreement:

If termination or resignation with good reason occurred on December 31, 2012, within 90 days before, or before the second anniversary of, a Control Change Date
Payment Based on Annual Salary and Bonus	$1,034,278
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	626,472
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	11,164

(1)
The effect of accelerating any unvested restricted stock award and unvested Performance Unit awards at December 31, 2012 is based on the number of each such award multiplied by the closing price of Tredegar common stock on December 31, 2012.  The effect of accelerating any unvested stock option at December 31, 2012 is based on the difference between the closing price of Tredegar common stock on December 31, 2012 and the respective option’s exercise price.

(2)
Tredegar has agreed to reimburse Mr. O’Leary for the cost of such coverage until the earlier of (a) the date that Mr. O’Leary or his qualified beneficiary is no longer entitled to continue coverage under COBRA or (b) the end of the eighteenth month of such coverage.

As of December 31, 2012, Mr. King would have been entitled to the following payments under the Change in Control Agreement:

If termination or resignation with good reason occurred on December 31, 2012, within 90 days before, or before the second anniversary of, a Control Change Date
Payment Based on Annual Salary and Bonus	$921,290
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	628,558
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	17,618

(1)
The effect of accelerating any unvested restricted stock award and unvested Performance Unit awards at December 31, 2012 is based on the number of each such award multiplied by the closing price of Tredegar common stock on December 31, 2012.  The effect of accelerating any unvested stock option at December 31, 2012 is based on the difference between the closing price of Tredegar common stock on December 31, 2012 and the respective option’s exercise price.

(2)
Tredegar has agreed to reimburse Mr. King for the cost of such coverage until the earlier of (a) the date that Mr. King or his qualified beneficiary is no longer entitled to continue coverage under COBRA or (b) the end of the eighteenth month of such coverage.

SPBR Plan

Retirement.  In the event a named executive officer retires from Tredegar, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

Termination.  If the named executive officer’s employment with us ends due to termination, he or she will be entitled to receive the value of his or her vested benefit in the SPBR Plan as of the last business day of the month in which he or she receives his or her vested benefit under the Savings Plan, subject to Internal Revenue Code Section 409A.

Disability. If the named executive officer separates from service due to a disability, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

Death.  If the named executive officer dies while employed by us, his or her beneficiary will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which the named executive officer’s benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

The table included below provides information with respect to the benefits we would have had to pay to the named executive officers assuming any of the events described above had occurred on December 31, 2012.

Name	Payment on Retirement($)(1)	Payment on Termination($)(1)	Payment on Death($)(1)
Nancy M. Taylor	150,120	150,120	150,120
Kevin A. O’Leary	12,399	12,399	12,399
Duncan A. Crowdis	40,046	40,046	40,046
A. Brent King	11,476	11,476	11,476
Larry J. Scott	37,069	37,069	37,069

(1)
Under the terms of the SPBR Plan, in the event that any of these events occurred on December 31, 2012, the earliest payment date would be January 31, 2013 and the amount payable would be based on the closing price of Tredegar common stock on the NYSE on January 31, 2013, the date of payment.  In addition, the SPBR Plan provides that payment for a portion of the shares of Tredegar common stock held in a participant’s account would be withheld for six months and the payment would be based on the closing price of Tredegar common stock on the NYSE on the date of payment.  The amounts set forth above assume that the total payment was made on December 31, 2012 based on the closing price of Tredegar common stock on the NYSE on that date, which was $20.42.

PROPOSAL 3: AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

Our Board has adopted, and recommends that the shareholders approve, an amendment to our Articles to change the requirement that directors be elected by a plurality voting standard to a majority voting standard in an uncontested election, while retaining a plurality voting standard in the event of a contested election (one in which the number of director-nominees exceeds the number of directors to be elected).

Under Virginia law, unless otherwise provided in a corporation’s articles of incorporation or bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at which a quorum is present.  Currently, Section A.2(b) of Article III of our Articles sets forth the voting standard applicable to the election of directors and requires that directors be elected by a plurality of the votes cast.  In plurality voting, the nominees for available directorships who receive the highest number of favorable votes cast are elected.  Accordingly, a director may be elected without receiving a majority of votes cast “for” his or her election and even if the number of “withheld” votes exceeds the number of “for” votes.  Conversely, under a majority voting standard, a director-nominee is elected only if the number of votes cast “for” the director-nominee’s election is greater than the number of votes cast “against” that director-nominee.  Abstentions and broker non-votes will not be considered votes cast “for” or “against” the director-nominee.

The Board believes the proposed amendment to the Articles to adopt majority voting in uncontested elections of directors provides a greater level of accountability of directors to shareholders and reflects a corporate governance best practice. The Board believes, however, that the plurality voting standard should continue to apply in contested director elections because if a majority voting standard is used, fewer director-nominees could be elected to the Board than the number of board seats up for election.

If approved, the amendment will be effected by removing the current language in Section A.2(b) of Article III of our Articles and inserting new language.  The text of the revised Section A.2(b) of Article III, marked with the proposed deletion indicated by strikethrough and the proposed insertion in bold, is attached to this proxy statement as Annex A.

If the amendment to our Articles is approved, we will also amend our Governance Guidelines to add a director resignation policy consistent with the majority voting standard.  The amended Governance Guidelines would require a nominee who already serves as a director to tender his or her resignation to our Nominating and Governance Committee for its consideration if he or she fails to receive the required number of votes for re-election in an election to which the majority voting standard applies following certification of the election results.  The Nominating and Governance Committee would consider the tendered resignation and make a recommendation to the Board as to whether to accept the tendered resignation.  The Board would consider all factors it deems relevant to our best interests, make a determination and publicly disclose (by press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and, if such resignation is rejected, the rationale behind the decision within 90 days after certification of the election results.  Any director who tenders his or her resignation under these circumstances would not participate in the Nominating and Governance Committee’s recommendation or the Board’s action regarding whether to accept the tendered resignation.  However, if each member of our Nominating and Governance Committee fails to receive a sufficient vote for re-election, then the independent directors who did receive a sufficient vote would appoint a committee amongst themselves to consider the tendered resignations and recommend to the Board whether to accept them.  However, if the only directors who receive a sufficient vote for re-election constitute three or fewer directors, then all directors may participate in the action regarding whether to accept the tendered resignations.  If a resignation offer is accepted or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our amended and restated Bylaws or decrease the size of the Board.

If the amendment to our Articles is approved, we will promptly file with the State Corporation Commission of the Commonwealth of Virginia Articles of Amendment containing this amendment.  The amendment will become effective upon the issuance of a certificate of amendment by the State Corporation Commission.  The corresponding amendments to our Governance Guidelines and our amended and restated Bylaws will become effective upon the effectiveness of the amendment.  If the proposed amendment to the Articles becomes effective, it would apply to the election of directors at the annual meeting in 2014.  If shareholders do not approve the amendment to our Articles to remove the requirement for plurality voting in director elections, the amendment to the Articles and the amendments to our Governance Guidelines and our amended and restated Bylaws will not be implemented.

Our Board recommends that you vote “FOR” the approval of the amendment to our Articles to implement a majority voting standard for uncontested director elections.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of Tredegar by monitoring the quality and integrity of the financial statements, the financial reporting processes and the systems of internal accounting and financial controls of Tredegar.  The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board and is available on Tredegar’s website (www.tredegar.com) by selecting “Corporate Governance” under “About Tredegar.”  Management is responsible for the preparation of Tredegar’s financial statements, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of Tredegar’s internal control over financial reporting.  PricewaterhouseCoopers LLP (or PwC), Tredegar’s independent registered public accounting firm, is responsible for performing an independent audit of those financial statements and Tredegar’s internal control over financial reporting.

The Audit Committee has met and held discussions with management and PwC regarding Tredegar’s audited 2012 consolidated financial statements.  Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

The Audit Committee has discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board (or PCAOB) Standards, including those required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.  In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with PwC that firm’s independence from Tredegar.

In reliance upon the Audit Committee’s discussions with management and PwC, and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission.

Audit Committee:

Donald T. Cowles, Chairman
Austin Brockenbrough, III
George C. Freeman, III
R. Gregory Williams

February 27, 2013

AUDIT FEES

The following table lists fees our independent registered public accounting firm, PwC, billed to us for services rendered in fiscal years 2011 and 2012.

	2011	2012

Audit Fees	$1,079,550	1,288,833
Audit-Related Fees	-0-	-0-
Tax Fees	10,922	11,172
All Other Fees	18,500	3,000
Total Fees	$1,108,972	1,303,005

Audit Fees include fees PwC billed for services it performed to comply with the standards of the PCAOB, including the recurring audit of our consolidated financial statements and of our internal control over financial reporting.  This category also includes fees for audits PwC provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide and assistance with and review of documents filed with the SEC.

Audit-Related Fees include fees associated with audit services not required by statute or regulation.

Tax Fees primarily include fees associated with tax audits and tax compliance, tax consulting, and preparation of tax returns for expatriate employees, as well as domestic and international tax planning and assistance.

All Other Fees include software licensing for online accounting research and other miscellaneous consulting fees.

Our Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditor’s independence.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and has further directed that management submit such appointment of PwC for ratification by the shareholders at the annual meeting.  We expect representatives of PwC to be present at the meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of our Audit Committee’s appointment of PwC as our independent registered public accounting firm is not required by our Bylaws or otherwise.  If our shareholders fail to ratify the appointment, our Audit Committee will take such failure into consideration in future years.  If our shareholders ratify the appointment, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Tredegar.

Our Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

DIRECTOR NOMINATING PROCESS AND SHAREHOLDER PROPOSALS

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates

Our Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Governance Guidelines, which require that a majority of our Board must be independent directors under the general independence standards of the NYSE listing standards and under our Governance Guidelines.  Our Nominating and Governance Committee evaluates all candidates’ qualifications to serve as members of our Board based on the skills and characteristics of individual Board members as well as the composition of our Board as a whole.  In addition, our Nominating and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of our Board’s needs.  Our Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criteria are necessarily applicable to all prospective nominees and directors other than having the highest standards of business and professional conduct.

While we have no formal policy on diversity, we believe our Board should exhibit diversity of backgrounds and expertise.  Our Nominating and Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (e.g., age, gender, skill, etc.) and experience (e.g., industry, professional, public service, etc.) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.  The Nominating and Governance Committee takes into account diversity considerations in determining Tredegar’s nominees for directors and planning for director succession and believes that, as a group, the current directors and nominees bring a diverse range of perspectives to the Board’s deliberations.

Director Candidate Recommendations and Nominations by Shareholders

Our Nominating and Governance Committee’s Charter provides that our Nominating and Governance Committee will consider director candidate recommendations by our shareholders.  Shareholders should submit any such recommendations to our Nominating and Governance Committee through one of the methods described under “Voting Information ‒ How do I communicate with the Board of Directors?” on page 5 of this proxy statement.  There are no differences in the manner in which our Nominating and Governance Committee evaluates director candidates based on whether shareholders recommend the candidates.

In addition to candidate recommendations, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board so long as that shareholder complies with the requirements set forth in the applicable provisions of our amended and restated Bylaws and summarized in “Shareholders’ Proposals” below.

Our Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2012, nor were there any shareholder nominations of any person for election as a director.

The Nominating and Governance Committee recommended and our Board nominated Mr. Thomas G. Snead, Jr., for election as a director.  Mr. Snead was recommended to the Nominating and Governance Committee by a non-management director.

Shareholders’ Proposals

The regulations of the SEC require any shareholder wishing to include in our proxy statement a proposal to be acted upon at the 2014 annual meeting of shareholders to ensure that the proposal is received by Tredegar at our principal office in Richmond, Virginia, no later than December 18, 2013.  We will consider written proposals received by our Corporate Secretary by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

Article I, Section 10 of our amended and restated Bylaws also requires any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to our Corporate Secretary not later than 120 days before the anniversary date of Tredegar’s annual meeting in the immediately preceding year.  The notice must contain:

•	a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting,

•	the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business,

•	any material interest of the shareholder or any other person in such business,

•
a description (including the names of any counterparties) of any agreement, arrangement or understanding that has been entered into by or on behalf of the shareholder as of the notice date to mitigate loss, manage risk or benefit from share price changes of, or increase or decrease the voting power with respect to, Tredegar common stock,

•	a description (including the names of any counterparties) of any agreement, arrangement or understanding between the shareholder and any other person in connection with the proposal, and

•	an agreement that the shareholder will notify Tredegar in writing of any changes to the information provided.

In addition, Article II, Section 5 of our amended and restated Bylaws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary not later than:

•	120 days before the anniversary date of Tredegar’s annual meeting in the immediately preceding year, or

•
with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of a special meeting of shareholders is first given to shareholders.

Each notice shall set forth:

•	As to the shareholder giving the notice:

o	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

o
a representation that the shareholder is a holder of record of Tredegar common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

o
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by the shareholder,

o
a description (including the names of any counterparties) of any agreement, arrangement or understanding that has been entered into by or on behalf of the shareholder as of the notice date with the intent to mitigate loss, manage risk or benefit from share price changes of, or increase or decrease the voting power with respect to, Tredegar common stock,

o	a description (including the names of any counterparties) of any agreement, arrangement or understanding between the shareholder and any other person in connection with the nomination, and

o	an agreement that the shareholder will notify Tredegar in writing of any changes to the information provided.

•	As to each person whom the shareholder proposes to nominate for election as a director:

o	the name and address of the person or persons to be nominated,

o
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules, had the nominee been nominated, or intended to be nominated, by the Board, and

o	the consent of each nominee to serve as a director if so elected.

Because the 2013 annual meeting is being held on May 22, 2013, our Corporate Secretary must receive notice of a shareholder proposal to be acted on at the 2014 annual meeting not later than the close of business on January 22, 2014.  These requirements are separate from the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.

The amended and restated Bylaws are available on our website at www.tredegar.com and on the SEC’s website at www.sec.gov.  We will also furnish any shareholder a copy of our amended and restated Bylaws without charge upon written request to our Corporate Secretary.  See “Voting Instructions ‒ How do I communicate with the Board of Directors?” on page 5 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the copies of the forms prescribed by Section 16(a) of the Exchange Act we received, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all of our Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2012.

BENEFICIAL OWNERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address.  Any such beneficial owner may request a separate copy of this proxy statement or the 2012 Annual Report on Form 10-K by contacting our Corporate Secretary in writing at 1100 Boulders Parkway, Richmond, Virginia, 23225 or by telephone at 1-804-330-1144.  Beneficial owners with the same address who receive more than one proxy statement and 2012 Annual Report on Form 10-K may request delivery of a single proxy statement and 2013 Annual Report on Form 10-K by contacting our Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS

Our Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement.  However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

A. Brent King
Vice President, General Counsel and Secretary

Annex A

Proposed Amendment to Section A.2(b) of Article III
of Tredegar Corporation’s Amended and Restated Articles of Incorporation*

~~(b)           Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present;~~

(b)           (1)  Except as provided in clause (2) of this subsection (b), each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director;

            (2)  Clause (1) of this subsection (b) shall not apply to any election of directors if there are more nominees for election than the number of directors to be elected.  A nominee for director in an election to which this clause (2) applies shall be elected by a plurality of the votes cast in such election;

*Deletions are shown as ~~strikethrough~~ text; insertions are shown as bold text.

A-1

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Common Stock proxies submitted via the Internet or telephone must be received by 1:00 a.m. Central Time on May 22, 2013.
Plan Participant proxies submitted via the Internet or telephone must be received by 1:00 a.m. Central Time on May 15, 2013.

Vote by Internet • Go to www.investorvote.com/TG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy/Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees in Proposal 1, and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Donald T. Cowles	☐	☐	02 - George C. Freeman, III	☐	☐	03 - John D. Gottwald	☐	☐

	04 - Thomas G. Snead, Jr.	☐	☐	05 - Nancy M. Taylor	☐	☐
		For	Against	Abstain			For	Against	Abstain
2.	Approval of an Amendment to Tredegar's Amended and Restated Articles of Incorporation.	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2013.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The signor(s) hereby revokes all proxies heretofore given to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY (i) COMPLETING, SIGNING, DATING AND RETURNING YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE OR (ii) VOTING VIA THE INTERNET OR BY TELEPHONE PER THE INSTRUCTIONS ON THE REVERSE SIDE.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Form — TREDEGAR CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on May 22, 2013

As a recordholder of the common stock of Tredegar Corporation ("Tredegar"), the undersigned hereby appoints A. Brent King, Kevin A. O'Leary and Larry J. Scott, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 22, 2013, and at any and all adjournments and postponements thereof.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3 and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any and all adjournments and postponements thereof.
IMPORTANT NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

As a participant in the Tredegar Corporation Retirement Savings Plan (the "Plan"), a notice and proxy statement regarding the Tredegar 2013 Annual Meeting is enclosed and a copy of Tredegar's annual report has been provided to you. You may instruct Wilmington Trust Retirement & Institutional Services (the "Trustee") how to vote your proportionate shares of Tredegar common stock held by the Trustee in connection with the 2013 Annual Meeting of Shareholders. If you wish to instruct the Trustee how to vote your shares, complete, sign and date this form and send it to Computershare Investor Services in the enclosed postage-paid envelope so it is received by May 15, 2013 or vote your shares via the Internet or by telephone per the instructions on the reverse side. If no instructions are received by the Trustee, the Trustee will vote your Retirement Savings Plan shares FOR Proposals 1, 2 and 3 as contained in the proxy statement and as shown on the reverse side.
PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.☒

Annual Meeting Proxy/Voting Instruction Form

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees in Proposal 1, and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Donald T. Cowles	☐	☐	02 - George C. Freeman, III	☐	☐	03 - John D. Gottwald	☐	☐

	04 - Thomas G. Snead, Jr.	☐	☐	05 - Nancy M. Taylor	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of an Amendment to Tredegar's Amended and Restated Articles of Incorporation.	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2013.	☐	☐	☐
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The signor(s) hereby revokes all proxies heretofore given to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Form — TREDEGAR CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on May 22, 2013

As a recordholder of the common stock of Tredegar Corporation ("Tredegar"), the undersigned hereby appoints A. Brent King, Kevin A. O'Leary and Larry J. Scott, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 22, 2013, and at any and all adjournments and postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3 and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any and all adjournments and postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

2013 Annual Meeting of Shareholders

To be held:
Wednesday, May 22, 2013, at 9:00 a.m. Eastern Daylight Time
Ballroom of the Westwood Club
6200 West Club Lane
Richmond, Virginia

Control Number: <123456789012>

To: <Shareholder Registration>

Your Tredegar Corporation 2012 annual report and 2013 proxy statement are now available online.  You may also vote your shares for the 2013 Annual Meeting of Shareholders.  To view the proxy statement and annual report please visit www.tredegar.com.

To cast your vote, please visit www.investorvote.com/TG and follow the on-screen instructions.  You will be prompted to enter the Control Number provided above to access this voting site.  Note that votes submitted through this site must be received by 1:00 a.m., Central Time, on May 22, 2013.  Note that if you are a shareholder through the Tredegar Corporation Retirement Savings Plan, voting instructions submitted through this site must be received by 1:00 a.m., Central Time, on May 15, 2013.

Thank you for viewing the 2013 Tredegar Corporation Annual Meeting Materials and for submitting your very important vote.

REMEMBER, YOUR VOTE IS IMPORTANT; PLEASE VOTE.

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